UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.

______________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2022

TO THE STOCKHOLDERS OF PURPLE INNOVATION, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Purple Innovation, Inc., a Delaware corporation (the “Company” or “Purple”), will be held on May 17, 2022. at 10:00 a.m. Mountain Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.      ELECTION OF DIRECTORS.    To elect the seven (7) directors named in the attached proxy statement.

2.      ADVISORY VOTE ON EXECUTIVE COMPENSATION.    Advisory approval of our Company’s executive compensation.

3.      RATIFICATION OF AUDITORS.    To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022.

4.      ANY OTHER BUSINESS that may properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 21, 2022, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. We recommend that stockholders vote “FOR” each of the director nominees identified in Proposal 1 and “FOR” Proposals 2 and 3 listed above. Our stock transfer books will remain open between the record date and the date of the meeting. Beginning two days after notice of our 2022 Annual Meeting is given, a list of shareholders eligible to vote at the 2022 Annual Meeting will be available for inspection at our principal office at any time up to the 2022 Annual Meeting. If you would like to inspect the list, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com to arrange a visit to our office.

This year’s Annual Meeting will be conducted exclusively via live audio webcast and online stockholder tools. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 13, 2022, at 5:00 p.m. Eastern Time. Stockholders who register will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. We have chosen a virtual format to facilitate stockholder attendance and participation due to the continuing COVID-19 pandemic. Our meeting will be held virtually this year in an effort to promote the safety of attendees in light of the COVID-19 outbreak, and to support recent federal, state and local guidance. There will be no physical meeting location. Even if you plan on participating in the Annual Meeting via the Internet, to assure your representation at the Annual Meeting, we encourage you to complete, sign, date and promptly return the proxy card. To ensure that all your shares are voted, if your shares are represented by more than one Notice or proxy card please vote once for each Notice or proxy card you receive. You may revoke your proxy at any time prior to the Annual Meeting.

If you attend the Annual Meeting and vote via the Internet, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2022: The proxy statement and the Annual Report are available at http://www.pstvote.com/purple2022.

PURPLE INNOVATION, INC.
By Order of the Board of Directors,
/s/ Casey K. McGarvey
Casey K. McGarvey
Chief Legal Officer, Secretary
Lehi, Utah, April 1, 2022

PURPLE INNOVATION, INC.
4100 North Chapel Ridge Road
Suite 200
Lehi, Utah 84043
(801) 756-2600

____________________

PROXY STATEMENT

____________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of Purple Innovation, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Mountain Time on May 17, 2022, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held exclusively via live audio webcast and online stockholder tools. There will not be an option to attend the meeting in person.

The Notice of Internet Availability of Proxy Materials is first being sent or given to our stockholders on or before April 7, 2022 and contains instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at http://www.pstvote.com/purple2022 using the control number located on your Notice or proxy card. Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later dated proxy and delivering it to our Corporate Secretary, or by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders who owned Purple Innovation, Inc. Class A Common Stock, par value $0.0001 per share (the “Class A Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Stock” and together with the Class A Stock the “Common Stock”), at the close of business on March 21, 2022 (the “Record Date”) are entitled to receive notice of, virtually attend and vote at the Annual Meeting.

Each share of Class A Stock and Class B Stock, voting together as a single class, is entitled to one vote. On the Record Date, there were 66,537,740 shares of Class A Stock outstanding, held by approximately twenty-seven stockholders of record, and 448,279 shares of Class B Stock outstanding, held by fourteen stockholders of record.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”), including Proposals 1 and 2.

The voting standards for the three matters to be acted upon at the meeting are as follows:

•        Proposal 1.    The election of directors shall be determined by a majority of the votes cast by the stockholders at the Annual Meeting and entitled to vote thereon, provided a quorum is present in person or by proxy, meaning a nominee must receive more “for” votes than “against” votes. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Board will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision and rationale.

•        Proposals 2 and 3.    Pursuant to our bylaws, Proposals 2 and 3 will be approved if a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal, meaning the proposal must receive more “for” votes than “against” votes.

Shares not present virtually or represented by proxy at the Annual Meeting and broker non-votes will have no effect on the determination of any of the proposals. In addition, Proposals 2 and 3 are stockholder advisory votes and will not be binding on the Board.

OTHER INFORMATION

We were originally incorporated in Delaware in May 2015 as Global Partner Acquisition Corp. (“GPAC”), a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 4, 2015, GPAC consummated its initial public offering (the “IPO”), following which its shares began trading on Nasdaq. On February 2, 2018 (the “Closing Date”), GPAC consummated a business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the Company’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination”). Pursuant to the terms of the Merger Agreement, InnoHold received 44,071,318 newly issued shares of Class B Stock, representing approximately 82% of the outstanding voting power of the Company. Pursuant to an Exchange Agreement entered into by the parties as part of the Business Combination, InnoHold subsequently has exchanged its Class B Stock for Class A Stock which it has sold, and the Company is no longer controlled by InnoHold.

In connection with the closing of the Business Combination, GPAC changed its name to “Purple Innovation, Inc.”

As used in this proxy statement, unless the context otherwise requires, references to the “Company,” “Purple,” “we,” “us” and “our” refer to Purple Innovation, Inc. and, where appropriate, its subsidiary Purple Innovation, LLC. References to “GPAC” refer to Global Partner Acquisition Corp., prior to the Business Combination.

i

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders to be held on May 17, 2022 (the “Annual Meeting”), at 10:00 a.m., Mountain Time, and at any adjournments or postponements thereof. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 13, 2022 at 5:00 p.m. Eastern Time. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. Bennett Nussbaum, our Interim Chief Financial Officer, and Casey K. McGarvey, our Chief Legal Officer, have been designated as the proxies to cast the votes of our shareholders at our 2022 annual meeting of shareholders.

The Notice of Internet Availability of Proxy Materials is first being sent or given to our stockholders on or before April 7, 2022 and contains instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at http://www.pstvote.com/purple2022 using the control number located on your Notice or proxy card.

Information About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., Mountain Time, on Tuesday, May 17, 2022.

Where is the Annual Meeting?

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 13, 2022 at 5:00 p.m. Eastern Time. We will ensure that all attending shareholders or their proxyholder have the ability to participate, ask questions and vote their shares. As always, we encourage you to vote your shares prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Who can attend the Annual Meeting?

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 13, 2022, at 5:00 p.m. Eastern Time.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 66,537,740 shares of Common Stock outstanding, including shares of Class A Stock outstanding, held by approximately twenty-seven stockholders of record, and 448,279 shares of Class B Stock outstanding, held by fourteen stockholders of record.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Annual Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

1.      Proposal No. 1: “FOR” the election of each Board nominee set forth in this proxy statement.

2.      Proposal No. 2: “FOR” the executive compensation set forth in this Proxy Statement.

3.      Proposal No. 3: “FOR” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022.

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of Purple, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. All stockholders of record at the close of business on the Record Date, March 21, 2022, are entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Each share of Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

You may vote by mail or electronically at the Annual Meeting. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of Purple and its stockholders.

Voting by Mail.    You may vote by mail by completing, signing and dating your proxy card and returning it to the address provided on your proxy card prior to the polls closing on May 17, 2022 (proxy cards received after the polls are closed on May 17, 2022, will not be counted). Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting at the Meeting.    If you intend to attend the Annual Meeting and to vote electronically, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 13, 2022, at 5:00 p.m. Eastern Time. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote electronically at the Annual Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/PRPL, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@philadelphiastocktransfer.com. You may also mail or fax proof of your legal proxy to:

Philadelphia Stock Transfer, Inc.,
Attn: Angela L. Lamb
2320 Haverford Rd., Suite 230
Ardmore, PA 19003
Fax: (484) 416-3597

Requests for registration must be labeled as “Legal Proxy” and be received no later than May 13, 2022, at 5:00 p.m. Eastern Time. You will receive a confirmation of your registration to vote at the Annual Meeting by email after we receive your registration materials, including instructions for voting at the Annual Meeting. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must, before the deadline stated above:

•        provide written notice of the revocation addressed to our Corporate Secretary at our principal executive office, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043; or

•        attend the Annual Meeting and vote electronically.

You may also change your vote at any time before the proxy is exercised by sending a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice and vote at the meeting. On the Record Date, there were 66,537,740 shares of Class A Stock outstanding, held by approximately twenty-seven stockholders of record, and 448,279 shares of Class B Stock outstanding, held by fourteen stockholders of record. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, electronically or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)    a majority of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees; and

(2)    the advisory vote on executive compensation will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding our executive compensation program.

(3)    the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022, will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Votes cast by proxy or electronically at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposals 1, 2 and 3 abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes.

A broker non-vote occurs when a broker does not vote on a particular proposal with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) because the broker has not received voting instructions from the beneficial owner. Under the rules of the NYSE that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters, including Proposals 1 and 2. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Annual Meeting for the purpose of transacting business.

With regard to Proposal 1, broker non-votes will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With respect to Proposal 2, broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)    “for” the election of each Board nominee set forth in this proxy statement;

(2)    “for” the ratification of the advisory vote on executive compensation;

(3)    “for” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

(4)    at the discretion of your proxy holder, on any other matter that may be properly brought before the stockholders at the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by e-mail and mail.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, investors.purple.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, copies of our 2021 Form 10-K. Any exhibits listed in the 2021 Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at our executive offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, to the attention of Casey K. McGarvey, Chief Legal Officer and Secretary.

This proxy statement and our Annual Report are also available at: http://www.pstvote.com/purple2022.

All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

The Class A Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol PRPL, and reports and other information on the Company can be reviewed at the office of Nasdaq.

If you have more questions about the Annual Meeting or require assistance in submitting your proxy or registering to attend the virtual Annual Meeting in order to vote your shares, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2022: This proxy statement and our Annual Report are available at http://www.pstvote.com/purple2022.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

“ESG,” representing three broad topics encompassing environmental, social and governance matters, is defined by Purple to include (i) all opportunities to secure an environment in which the Company can thrive and that will not harm people or property, (ii) a society in which all people are treated with respect, dignity and equal opportunity under the law and where all people are valued and brought together to benefit from their differences rather than divided by them, and (iii) a governance structure that protects the Company, financially rewards stockholders and promotes the well-being, safety, health, and success of our employees, customers, communities where we do business and business partners. We view ESG as being inherently tied to the sustainability of our business.

Our Board oversees the Company’s ESG activities generally and has delegated certain matters to its three committees for specific oversight of management. Our governance of ESG matters has been established as shown below.

Board
Oversees ESG risk and integration in strategy
Board Committees
Receives updates on implementation and gives guidance
CEO/Executive Committee
Primary ownership of ESG program and initiatives
Executive Committee Sponsored Councils and Task Forces
Oversees implementation, progress & trends, and recommends changes to ESG Program

The Nomination & Governance Committee oversees generally compliance with material laws and regulations and the development of appropriate policies and initiatives related to social justice, environmental justice, and other related ESG matters, including recommendations for Board diversity, equity, and inclusion. The Nomination & Governance Committee makes recommendations to the Board on these topics as determined to be appropriate for the Company.

The Human Capital & Compensation Committee oversees the Company’s employment processes related to our human capital and employment policies and practices. The Human Capital & Compensation Committee advises management on practices related to workforce diversity, equity and inclusion programs, including recruitment, retention, development, internal communications programs and the administration of executive compensation programs and equity plans with a focus on the Company’s commitment to diversity and inclusion.

The Audit Committee oversees the preparedness and effectiveness of the Company’s risk assessment and enterprise risk management practices, including prevention of data breaches, protection of the privacy of employees and customers, responses to incidents involving unintended disclosures of data or private information, workplace safety, and product safety. In this capacity, the Audit Committee receives, and oversees management’s investigations and implementation of recommendations related to complaints of, among other matters, improper conduct of senior management, fraud, breaches of our Code of Ethics and other related policies, unsafe practices or equipment and non-compliance with material laws and regulations.

Under the direction and oversight of our Board and its committees, we plan to initiate in 2022 a comprehensive Environmental, Social and Governance Sustainability Program (“ESG Program”). We are mission-driven by our commitment to innovating real comfort solutions that meaningfully help “every body” feel and live better. We are a product innovation company at our core. The purpose of our ESG Program will be to integrate into corporate strategy ESG activities that drive sustainable operations and competitive advantage in accordance with the Company’s mission. We anticipate that our ESG Program will set forth the methodology and process for determining those ESG initiatives that best supports and compliments our strategic plan. Our ESG Program is expected to result in specific strategic-grounded initiatives, including where appropriate reporting on certain metrics, that are within the scope of our definition of ESG and will drive sustainable growth.

Environmental

We are subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets). We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. The Company’s other environmentally conscious activities have included decommissioning and removing an old oil storage tank, installing air handling systems to improve plant air quality, and the cleanup of scrap and equipment from outdoor storage yards. We are committed to acting as responsible corporate citizens in protecting the environment.

In accordance with establishing our ESG Program, the Company intends to look more broadly at its impact on the environment and anticipates initiatives in the coming years to minimize that impact.

Social

Employees — Our most valuable asset at Purple is our people and their learned institutional knowledge. Purple provides equal employment opportunities to all employees and applicants for employment and prohibits discrimination and harassment of any type without regard to race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.

As of March 29, 2022, we have approximately 1,400 employees engaged in research and development, manufacturing, marketing and online sales and service, wholesale development, retail showrooms and in general corporate functions. The Company also uses temporary workers provided by staffing agencies (primarily for production and customer support), and as of March 29, 2022 approximately 73 temporary workers are being supplied to the Company.

During 2021, the Company’s continued priority was to take appropriate actions to protect the health and safety of our employees as a result of the COVID-19 pandemic. Our current employee population works primarily within our two factories in Utah, our factory in Georgia, our Company showrooms, and at our headquarters in Lehi, Utah. However, throughout the COVID-19 pandemic, employees who were working in office settings began working from home. We also identified new ways to work safely and effectively in our manufacturing areas by creating additional shifts, regularly cleaning common areas, encouraging vaccination, wearing face masks and ensuring employees were practicing safe social distancing.

During 2021, the Company also prioritized upgrading its proprietary equipment for making its Purple FlexGrid™ cushioning material to make operating that equipment even safer. The Company chose to shut down its equipment to, among other reasons, obtain an independent assessment of risk and thereafter install additional protections and implement additional procedures to reduce the likelihood of accidents. The Company has also implemented new safety policies and procedures, created a new safety program, constructed physical safeguards, improved its lockout/tagout procedures, accelerated the next generation of its safety program, relocated control panels, and reinforced safety training.

Assuring employee safety and well-being is a top commitment. For 2021, across all locations the Company had a total recordable incident rate of 4.42 and a lost workday incident rate of 1.04. In 2021 the Company implemented a number of programs and processes to improve our total recordable incident rate and lost workday incident rate, including launching a new safety program to improve safety awareness and implement safety suggestions, incident investigations and corrective actions, enhanced safety training and instructions, improved safety related communications, and revised safety procedures and policies.

Currently, all our operations occur within the United States. Sourcing of materials for our mattresses, pillows, and seat cushions, using our proprietary cushioning material, is primarily from companies also located in the United States. We regularly engage local labor contracting agencies and independent contractors to accelerate our progress and to provide support across various functions within our organization. We have no collective bargaining agreements with our employees. We do not outsource services, including our customer care service, to companies outside the United States.

Diversity and Inclusion — Pursuant to Board policy, the Nomination & Corporate Governance Committee of our Board is responsible for addressing the issues of diversity and inclusion with respect to Board composition and considers the qualifications of individual director nominees in light of the needs of the Board and the Company, the requirements of The Nasdaq Stock Market listing rules, and other applicable regulations. In performing its responsibilities for identifying, screening, and recommending candidates to the Board, the Committee strives to ensure that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen. Any third-party consultant asked to furnish an initial list of candidates is requested to include such candidates. In addressing the overall composition of the Board, characteristics such as diversity (including gender and race), age, international background, and expertise are considered. The Nominations & Governance Committee and the Board periodically review the composition of the Board to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

The self-reported aggregate diversity of the directors serving on the Board as of December 31, 2021, is depicted in the chart below under the heading “Board Diversity.”

Purple is committed to fostering an environment that respects and encourages individual differences, diversity of thought, and talent in its workforce. We strive to create a workplace where employees feel that their contributions are welcomed and valued, allowing them to fully engage their talents and training in their work, while generating personal satisfaction in their role within the Company. Our human resources department currently has the responsibility to further the work of diversity and inclusion in our workforce. We have an active Women at Purple employee resource group that helps us promote professional development of our female employees. In 2022, we plan to establish a comprehensive recruiting strategy that focuses on recruiting and retaining diverse candidates.

Currently, we have eight executives on our senior leadership team. Our chief executive officer was appointed on March 1, 2022, and a search is ongoing for the permanent position of chief financial officer now being filled by our interim chief financial officer. Under new leadership, our executive team is being built out to meet the needs of the Company.

CEO Compensation — On May 21, 2021, at the Company’s 2021 Annual Meeting of Stockholders, the Board submitted for the first time to the stockholders two proposals for an advisory vote on the compensation of named executive officers and the frequency for such future stockholder advisory votes. As proposed by the Board, the stockholders approved the compensation of the Company’s named executive officers as set forth in the 2021 Proxy Statement, and also approved a one-year frequency for future stockholder advisory votes on executive compensation. Accordingly, at the upcoming 2022 Annual Meeting of Stockholders, proposals as stated herein are made for the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The Board further anticipates that, among other details related to named executive compensation, it will disclose the ratio of CEO compensation to the median total compensation of all employees for each fiscal year. See below Pay Ratio disclosure under Executive Compensation for the 2021 fiscal year.

Supply Chain — Purple respects the rights of all peoples and does not knowingly engage in relationships with suppliers or vendors who violate or contribute to the violation of human rights. If violations of such rights are discovered, the Company will take appropriate action to change to other suppliers or vendors if those practices are not stopped. None of Purple’s suppliers or vendors do business in or are known to have any relationships with the governments of Iran, North Korea, Russia, or the region of Xinjiang in China.

Philanthropy — Purple is driven to innovate real comfort solutions that help “every body” sleep, feel and live better while we forge real relationships with our customers and communities. We believe in the importance of contributing to the communities that we serve, and we are growing the impact of our philanthropic activities with a purposeful focus on protecting the power of sleep for children and families. We expanded this year our support of the

Precious Dreams Foundation to help assure the comfort and sleep of children in foster care. We made product donations to shelters in the communities in which we live and work, and we supported the sleep of refugee families resettling in the U.S. We provide scholarships and onsite educational activities, donate products to support local communities in Utah where we do business, and we are proud to celebrate student achievement and recognize teacher contributions and to support the local economies in communities that support our workplaces.

Governance

Ethical Culture — Our Code of Ethics promotes an environment of integrity by requiring honest, ethical and fair conduct with a focus on conflicts of interest, compliance, deterrence and internal reporting. It also requires full, fair and accurate disclosure in public filings and communications. All employees are required to complete Code of Ethics training, which includes certifying that they have read the Code of Ethics, upon being hired and periodically thereafter. Overall, we believe our culture, along with our internal tools and initiatives, enable us to effectively execute our human capital strategy.

Incentive Compensation Clawback Policy — Our Board has approved an Incentive Compensation Clawback Policy (the “Clawback Policy”) that applies to Section 16 officers of the Company. The Human Capital & Compensation Committee administers the Clawback Policy. Under the Clawback Policy, the Company may seek to recover incentive compensation awarded to Section 16 officers if the result of a performance measure upon which the award was based or paid is subsequently restated (other than a restatement due to a change in the applicable accounting rules or interpretations) or otherwise adjusted in a manner that would reduce the size of the award or payment.

In addition, if the Company concludes that a Section 16 officer committed a significant legal or compliance violation in connection with employment, including a violation of the Company’s corporate policies or the Company’s standards of business conduct, the Company may, within three years following payment or vesting of the incentive compensation, seek recovery of all or a portion of the incentive compensation awarded to the Participant for the performance period in which the violation occurred. Also, the Company may, at the direction of the Committee, conclude that any unpaid or unvested incentive compensation has not been earned and must be forfeited. The Company may seek recovery of incentive compensation even if the misconduct did not result in an award or payment greater than would have been awarded absent the misconduct.

Anti-Hedging and Pledging Policy — Our Insider Trading Policy expressly discourages its directors, officers, and other employees from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the board of directors. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer for approval at least 1 week prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Stock Ownership — Our Board has implemented guidelines for itself and executives receiving equity incentives requiring stock ownership. These guidelines were approved on November 12, 2020 and provide that no later than five years from the approval date or first grant of equity, stock valued at a multiple of base salary must be held before stock may be sold, and then no sale can take the value of stock held to below that multiple. Stock value does not include unvested or underwater options or restricted stock units or performance stock units before they vest and are issued. The base salary multiples are five-times for the CEO, three-times for other senior executives and directors, and one-times for all other participants in the Company’s equity incentive plans. The Board has discretion in its implementation of its guidelines and may grant equity to directors as the sole source of compensation if the guidelines are not being met. For the year ending December 2021, the directors received base compensation for their service in cash and equity, split 50/50, and additional cash compensation was paid to directors having additional assignments as the Board chairperson, a committee chair, or the lead independent director.

Board of Directors Composition — Our Board currently has eight members which now consists of 75% independent directors. Five directors constitute a quorum at director meetings. The Board previously adopted a resolution reducing the size of the Board to seven members as of the Annual Meeting, and thereafter four directors will constitute a quorum at director meetings. In 2021, the Board created the Nomination & Governance Committee. One of its delegated duties is considering a succession plan and policy to propose to the Board on director refreshment. The reduction in Board size at this time is a step taken by the Board, upon the recommendation of the Nomination & Governance Committee, to start director refreshment during an evaluation of the appropriate size for the Board going forward to best meet the needs of the Company.

Only independent directors serve on the Company’s three committees further discussed below. Each committee has four members, and three directors on the committee constitute a quorum at committee meetings. No director serves on more than two committees. As of the Annual Meeting, when the size of the Board is reduced to seven directors, the Audit Committee and the Human Capital & Compensation Committee each will have three members and two members of a committee will constitute a quorum of that committee for committee meetings. As of the record date, the age of our directors ranges from 56 to 75. The tenure of our directors is from seven years to one year. Our policy is that no director will serve on more than three other public boards and all directors are in compliance with this policy.

Board Governance — Our Board also has implemented Corporate Governance Guidelines for Operation of the Board of Directors. Board guidelines and policies are included with other governance documents on our website, investor.purple.com/governance/documents.

Board Skills and Experience Matrix

	Anthos	DeMartini	DiCamillo	Gray	Hollingsworth	Kiedaisch	Zepf	Zier
EXPERIENCE & FUNCTIONAL EXPERTISE
Public Company Executive Leadership			✓		✓	✓	✓	✓
Public Company Board	✓		✓	✓	✓	✓	✓	✓
Operations		✓	✓	✓	✓	✓		✓
Consumer Marketing/Brand	✓	✓	✓	✓	✓	✓	✓	✓
Digital/Ecomm		✓	✓		✓			✓
Sales & Retail Management	✓	✓	✓	✓	✓	✓
Wholesale Management	✓	✓	✓	✓	✓	✓
Omni-Channel Management	✓	✓	✓	✓	✓			✓
Manufacturing, Supply Chain & Logistics		✓	✓	✓	✓	✓
Product Development		✓	✓	✓	✓	✓		✓
Technology and Engineering	✓		✓
Finance, Accounting, P&L Management		✓	✓	✓	✓	✓	✓	✓
International/Global		✓	✓	✓	✓	✓	✓	✓
M&A/Integration	✓		✓	✓	✓	✓	✓	✓
Human Capital/Culture Management		✓	✓		✓	✓		✓
Diversity, Equity and Inclusion	✓	✓			✓	✓	✓	✓
Risk and Crisis Management		✓	✓	✓	✓	✓	✓	✓
Cyber Security Risks	✓				✓
Sustainability/ESG	✓					✓		✓

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Overview

There are currently eight members of our Board. The Board previously adopted a resolution reducing the size of the Board to seven members to be effective as of the Annual Meeting on May 17, 2022. The terms of all of our directors are scheduled to expire at the 2022 Annual Meeting, at which time seven of the incumbents will stand for re-election. Gary Kiedaisch is not standing for re-election as director at the Annual Meeting, and his term as director of the Company will end at the Annual Meeting. Therefore, as of May 17, 2022, the size of the Board will be reduced to seven members. Director nominees, if elected, will serve a one-year term until the 2023 annual meeting of Stockholders and until their successors are duly elected and qualified.

Nominees

The Board has nominated the following individuals to serve on the Board:

•        Pano Anthos

•        Robert DeMartini

•        Gary DiCamillo

•        Adam Gray

•        Claudia Hollingsworth

•        Paul Zepf

•        Dawn Zier

Business background and biographical information on the director nominees is set forth below under “Executive Officers and Directors.”

Vote Required

The election of directors shall be determined by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The seven nominees receiving a majority of affirmative votes cast at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote “FOR” the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of these director nominees.

DIRECTORS

Directors

Set forth below are the name, age as of the Record Date, business experience and other qualifications of each of our seven director nominees, listed in alphabetical order. All of the nominees are current directors of the Company.

Name	Age	Title
Pano Anthos	63	Director
Robert DeMartini	60	Director, Chief Executive Officer
Gary T. DiCamillo	71	Director
Adam Gray	56	Director
Claudia Hollingsworth	61	Director
Paul Zepf	57	Director
Dawn Zier	57	Director

Pano Anthos served as one of GPAC’s directors since GPAC’s initial public offering and has continued to serve as a director of the Company following the Business Combination. Since August 2015, Mr. Anthos has been the Managing Director of XRC Labs and XRC Fund, a retail and consumer goods technology accelerator based in New York City and co-sponsored by Parsons School of Design and Kurt Salmon. Since October 2011, Mr. Anthos has been a partner of Eaglepoint, running their digital transformation practice. He has over 25 years of technology Chief Executive Officer and founder experience, having built new businesses in B2B and B2C markets across Web, social, mobile and gaming platforms. Since November 2012, Mr. Anthos has also been a co-founder of GatherEducation, a virtual reality classroom platform that recreates the physical classroom online to enable great teachers to teach students on low bandwidth, 3G networks. From September 2010 to October 2011, Mr. Anthos founded and ran Guided Launch, an advisory firm that incubated startups in the media and advertising spaces. From 2007 to August 2010, Mr. Anthos founded Hangout Industries, the first virtual reality gaming platform on Facebook, leveraging real world fashion brands and partners such as Conde Nast, Steve Madden and Paige Denim to generate brand experiences for over its players. From 2003 to 2006, Mr. Anthos founded Pantero, a semantic web integration platform that major telecom and insurance companies use to integrate multiple disparate systems. From 1984 to 2001, Mr. Anthos co-founded and built Clearcross, a global logistics platform to manage cross border shipments for global manufacturers and e-commerce companies in over 20 countries. Mr. Anthos also served on the board of directors of FCA International. Mr. Anthos holds an MIA from Columbia University, was an International Fellow and holds a BA from the University of Delaware. He is well-qualified to serve on our board of directors due to his extensive operational and management background.

Robert DeMartini has served as Chief Executive Officer and director since December 13, 2021. Prior to joining the Company, he served as president and chief executive officer of USA Cycling, Inc., the official U.S. Olympic & Paralympic Committee governing body for all disciplines of competitive cycling in the United States, from 2019 until 2021. He previously served as president and chief executive officer New Balance Athletic Shoes (U.K.) Ltd., from 2018 to 2019 and as president and chief executive officer New Balance Athletics, Inc. from 2007 to 2018, each a business unit of New Balance, Inc. a leading manufacturer and retailer of athletic footwear, apparel and accessories. From 1982 through 2007 Mr. DeMartini held various leadership positions with Procter & Gamble, The Gillette Company, and Tyson Foods, Inc. He also currently serves on the boards of Welch’s Foods and Q30 Innovations/Q30 Sports Canada, both private companies, and formerly served on the boards of American Functional Fabrics of America, The American Apparel & Footwear Association, and Aloha. Mr. DeMartini received a Bachelor of Science degree in Finance from San Diego State University. He is well-qualified to serve on our Board due to his extensive operational and management background.

Gary T. DiCamillo served as one of GPAC’s directors since GPAC’s initial public offering and has continued to serve as a director of the Company following the Business Combination. From June 2017 until January 2020, he served as President and Chief Executive Officer of Universal Trailer Corporation, a manufacturer of leading livestock and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served as chairman of its audit committee from April 2013 to April 2017. He continues to serve as a director of Whirlpool Corporation. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from 2010 until 2018, where he had chaired the compensation committee from May 2015 to February 2018; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock and cargo trailers for farm, recreational, and commercial markets, from March 2011 to January 2020 and a board member of EmployBridge Holding Company, a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston and Spoleto Festival USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

Adam Gray was appointed to our Board immediately following the closing of the Business Combination. Mr. Gray is a managing partner and co-founder of Coliseum Capital Management, LLC, a private firm that makes long-term investments in both public and private companies. Mr. Gray has served on the board of directors of New Flyer Industries, Inc. since March 2012, and the board of directors of Blue Bird Corporation since December 2021. Mr. Gray served on the board of directors of the Pas Group Limited from February 2016 until January 2020 (including as its non-executive Chairman since August 2017), Redflex Holdings Limited from December 2013 until June 2021 (including as its non-executive Chairman since February 2014), Blue Bird Corporation from February 2015 until September 2017, DEI Holdings, Inc. from February 2009 until June 2011, and Benihana Inc. from September 2010 until August 2012. Prior to co-founding Coliseum, Mr. Gray served as Executive Vice President, Strategic Projects and Capital Management at Burger King Corp, held several executive positions with the Metromedia Restaurant Group, and worked at Kluge & Co. and Morgan Stanley. Mr. Gray holds both a BSE in Finance from the Wharton School of Business and a BS in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

Claudia Hollingsworth was appointed to our Board immediately following the closing of the Business Combination. Ms. Hollingsworth has thirty years of experience in consumer products, having managed manufacturers, wholesalers and multi-channel retail businesses. Since November 2016, she has served as Chief Executive Officer of i2CEO, a c-level consulting company. From July 2012 to October 2016, she served as Chief Executive Officer of Gump’s San Francisco, a luxury home furnishing, apparel and jewelry, multi-channel retailer. Gump’s San Francisco later filed a petition under Chapter 11 of the U.S. Bankruptcy Code in August 2018. From May 2011 to June 2012, Ms. Hollingsworth served as Chief Executive Officer of i2CEO. Prior to that, she served as president of H.D. Buttercup from July 2007 to May 2011, CEO and president of GBH, Inc. from March 2004 to July 2007, and president and director of Michael Anthony Jewelers from February 2002 to February 2004. Earlier in her career she held various executive management positions with M.Z. Berger and OroAmerica. Ms. Hollingsworth currently serves on the board of directors of Destinations by Design, a premier destination management company. She is a member of the National Association of Corporate Directors and is recognized as a Board Leadership Fellow. She has earned a certification for Cybersecurity Oversight for Directors from the Software Engineering Institute at Carnegie Mellon University. She is well-qualified to serve on our Board due to her extensive operational, financial and management background.

Paul Zepf was appointed to our Board on August 18, 2020 and was appointed chairman as of December 1, 2020. Prior to being appointed to the Board, Mr. Zepf served as a board advisor to the Company. Based on his previous service as a board advisor he was well-known to the Board, which led to the Board recommending and supporting his appointment. In addition, from November 2020 to present Mr. Zepf has served as chairman and CEO of Global Partner Acquisition Corp. II. From February 2018 through July 2020, Mr. Zepf was a Venture Partner and Managing Director at TCP. Mr. Zepf was the Chief Executive Officer of Global Partner Acquisition Corp (the predecessor to the Company) from its formation in June 2015 through February 2018. From February 2014 to June 2015, Mr. Zepf was a managing director and Head of Strategic Initiatives at Golub Capital. Prior to joining Golub Capital, from March 2005 to February 2014, Mr. Zepf was a managing principal of Corporate Partners II Ltd, a Lazard-sponsored private equity fund formed to acquire significant stakes in public and private companies. The Corporate Partners funds focused on making privately negotiated minority stake and control investments in companies in need of capital for balance sheet repair, growth capital, or consolidations/acquisitions. Following the February 2009 spin-off of Corporate Partners from Lazard, Mr. Zepf also served as managing principal of Corporate Partners Management LLC until February 2014. Prior to that, from 2001 to 2009, he was also co-head of Lazard North American Private Equity, and, from 2001 to 2005, a managing director of Lazard LLC. Mr. Zepf was a managing principal of Lazard Alternative Investments from 2005 to 2009 and of Lazard Capital Partners from 2001 to 2009. Previously, from 1998 to 2001, Mr. Zepf was a managing director of Corporate Partners I and of Centre Partners, a middle market private equity firm. He started his career in the Merchant Banking Department at Morgan Stanley & Co. in 1987. From December 2006 to May 2017, Mr. Zepf was a member of the board of directors of Ironshore Ltd, a global specialty property casualty insurance company, and since June 2015 he has provided limited consulting services to an investment management company. Mr. Zepf has also served on the board of directors of BIH Holdings and CP Financial. Mr. Zepf received a B.A. and graduated with highest honors and Phi Beta Kappa from the University of Notre Dame. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

Dawn M. Zier was appointed to our Board in November 2020 based on the recommendation of a third-party search firm. Ms. Zier has served as the principal of Aurora Business Consulting, LLC, since February 2020, advising public and private companies on business transformation, digital/marketing acceleration, and high-performance teams. Ms. Zier was formerly the President and CEO and a director of Nutrisystem, an innovative provider of weight loss programs and digital tools, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then joined Tivity Health, a leading provider of nutrition, fitness, and social engagement solutions, serving as President and Chief Operating Officer and a member of its Board of Directors, to help with the integration efforts through December 2019. Prior to that she served in a variety of executive positions at Reader’s Digest Association, a global media and data marketing company, including President of International from 2011-2012, President of Europe from 2009-2011, and President of Global Consumer Marketing from 2008-2009. In February 2013, RDA Holding Co., the holding company and parent of Reader’s Digest Association, filed a voluntary petition for reorganization relief pursuant to Chapter 11 of the U.S. Bankruptcy Code. Ms. Zier also serves on the boards of The Hain Celestial Group, Inc. and Spirit Airlines, where she chairs the Nominating and Corporate Governance Committee, as well as Prestige Consumer Healthcare, where she chairs the Compensation and Talent Committee. Over the years, she has served on boards for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee. Ms. Zier earned her MBA and Master of Engineering from the Massachusetts Institute of Technology. She is a “financial expert,” as defined by Nasdaq and NYSE, and is well-qualified to serve on our Board due to her extensive operational, marketing, and management expertise.

Board of Directors

Following our Annual Meeting, our Board will consist of seven directors who have been elected or appointed to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified. Pursuant to that certain subscription agreement dated February 1, 2018 between the Company, Coliseum Capital Partners, L.P. and Blackwell Partners LLC, and so long as a certain share ownership level is met, the Company agreed that at each annual election of directors of the Company it would nominate a designee of Coliseum Capital Management, LLC (“CCM”) to become a member of the Board. Adam Gray is the current designee of CCM.

Our Board is currently led by its chairman, Paul Zepf. Currently, our Board believes that it is in the best interest of the Company and its stockholders to have a person other than our Chief Executive Officer serve as chairman. Our Board believes that separating these roles at this time provides the appropriate balance between strategy development, flow of information between management and the Board, and oversight of management. We believe this structure currently provides guidance for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders. The Board has the discretion to modify this approach as circumstances change.

Director Independence

Currently, we have eight directors serving on our Board. Our Class A Stock is listed on the Nasdaq Global Market. Using the definition of independence set forth in the rules of NASDAQ and the SEC, our Board has determined that Messrs. Anthos, DiCamillo, Gray and Kiedaisch and Mss Hollingsworth and Zier are “independent directors.” Our independent directors hold regularly scheduled meetings at which only independent directors are present. Mr. DiCamillo has been appointed to serve as the Lead Independent Director. As discussed above, the size of the Board was reduced to seven directors and Mr. Kiedaisch will not be a director when his term ends as of the Annual Meeting.

Committees of the Board of Directors

The standing committees of our Board consist of an Audit Committee, a Human Capital & Compensation Committee and Nomination & Governance Committee. Each committee reports to the Board as each deems appropriate and as the Board may request. The composition, duties and responsibilities of each committee are as set forth below. A copy of each committee’s charter is available on our website at http://www.purple.com. The information on our website is not part of this Proxy Statement.

Audit Committee

Through 2021 and up to the Annual Meeting, the members of our Audit Committee include Mr. DiCamillo, Mr. Kiedaisch, Ms. Hollingsworth and Mr. Anthos. Mr. DiCamillo serves as the chair of the Audit Committee. The Audit Committee held eight meetings in 2021. Our Board has determined that each of these directors qualifies as an independent director according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our Board has also determined that Mr. DiCamillo qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The charter of our Audit Committee details the principal functions of the Audit Committee which includes, among other items, the following:

•        Perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance.

•        Review and discuss the quarterly financial statements and the Company’s disclosures provided in periodic quarterly reports including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the senior internal auditing executive and the independent auditor.

•        Oversee the external audit coverage. The Company’s independent auditors are ultimately accountable to the Audit Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors.

•        Oversee internal audit coverage.

•        Resolve any differences in financial reporting between management and the independent auditors.

•        Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or alleged breaches of the Company’s code of conduct and other policies, and (iii) the submission by employees of concerns regarding any improper conduct of senior management and overseeing investigations and enforcement actions.

•        Discuss policies and guidelines to govern the process by which risk assessment and enterprise risk management is undertaken.

•        Review annually the Company’s cybersecurity risk management program and its design and operating effectiveness with appropriate professionals.

•        Oversee the Company’s compliance with material laws and regulations, and the development of appropriate policies and initiatives related to, data retention and destruction, security of confidential data, and privacy of personal information, and preparedness for preventing data breaches and protecting the privacy of employees and customers, and responses to incidents involving unintended disclosures of data or private information.

•        Review quarterly with management actions taken and to be taken for the safety and protection of employees and customers related to workplace conditions and practices and the safety of the Company’s products and oversee responses to incidents related to claims of significant personal injuries or death.

•        Review annually with management the level of insurance protection in effect.

•        Meet periodically and at least four times per year with management to review and assess the Company’s major financial and other enterprise risk exposures and the manner in which such risks are being monitored and controlled.

•        Meet periodically (not less than annually) in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent auditors.

•        Review and approve all “related party transactions” requiring disclosure under SEC Regulation S-K, Item 404, in accordance with the policy set forth in Section 6 below.

•        Review periodically with the Company’s general counsel and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

•        As it determines necessary to carry out its duties, engage and obtain advice and assistance from outside legal, accounting or other advisers.

•        Prepare the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual report on Form 10-K or proxy statement for each annual meeting.

•        Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Nomination & Governance Committee for approval by the Board.

•        Inquire and discuss with management the Company’s compliance with applicable laws and regulations.

•        Determine the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

•        On a quarterly basis, review and approve all payments, other than compensation, made to the Company’s existing executive officers or directors and their respective affiliates.

•        To discharge any other duties, responsibilities or activities delegated to the Audit Committee by the Board from time to time.

•        Take such other actions as its members from time to time deem necessary or appropriate.

Human Capital & Compensation Committee

Through 2021 and up to the Annual Meeting, the members of our Human Capital & Compensation Committee include Ms. Hollingsworth, Mr. Kiedaisch, Mr. Gray and Ms. Zier. Ms. Hollingsworth serves as the chair of the Human Capital & Compensation Committee. The Human Capital & Compensation Committee held seven meetings in 2021. Our Board has determined that each of Ms. Hollingsworth, Mr. Kiedaisch, Mr. Gray and Ms. Zier is an independent director under the rules and regulations of the SEC and NASDAQ listing requirements. Following the Annual Meeting, The charter of our Human Capital & Compensation Committee details the principal functions of the Human Capital & Compensation Committee which includes, among other items, the following:

•        Review and recommend to the Board (and stockholders if necessary or appropriate) for approval the establishment of or material change in any incentive, pension or profit-sharing or equity compensation plan; and review and approve other modifications to such plans; and review the equitable design of employee compensation programs.

•        Provide oversight of the Company’s human capital and employment policies and practices and help identify areas of improvement and ‘best practices.’

•        Review and advise management on the Company’s processes and practices related to workforce diversity, equity, and inclusion programs, including recruitment, retention, development, internal communications programs, and the administration of executive compensation programs, with a focus on the Company’s commitment to diversity, equity, and inclusion.

•        Annually review and recommend to the Board for approval corporate goals and objectives relevant to the salaries and short- and long-term compensation and incentives of the CEO and the Company’s other executive officers.

•        Administer and make awards under the Company’s equity compensation plans (except awards with respect to the CEO and the Executive Officers, whose awards are recommended to the Board for approval).

•        Review and recommend to the Board for approval any employment offer, employment agreement, severance agreement, retention agreement and change in control agreement, and any other special or supplemental benefits with respect to the CEO and the Executive Officers.

•        Establish, review, and monitor compliance with policies and procedures related to executive perquisites and be informed in a timely manner of significant officer stock transactions and review and approve all executive perquisite plans or programs and all material modifications thereto.

•        Review and monitor executive talent, and develop and recommend to the Board for approval, and oversee executive officer (other than the CEO) interim and long-term succession plans and related career development plans.

•        Prepare the compensation committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement or annual report.

•        Review the adequacy of annual proxy statement and report disclosures related to director and officer compensation.

•        Oversee, in conjunction with the Board, engagement with stockholders and proxy advisory firms on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes.

•        Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Nomination & Governance Committee.

•        Take such other actions as its members from time to time deem necessary or appropriate

The charter also provides that the Human Capital & Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

Nomination & Governance Committee

Through 2021 and up to the Annual Meeting, the members of our Nomination & Governance Committee include Mr. Gray, Mr. Anthos, Mr. DiCamillo and Ms. Zier. Mr. Gray serves as the chair of the Nomination & Governance Committee. The Nomination & Governance Committee held three meetings in 2021.Our Board has determined that each of Mr. Gray, Mr. Anthos, Mr. DiCamillo and Ms. Zier is an independent director under the rules and regulations of the SEC and NASDAQ listing requirements. The charter of our Nomination & Governance Committee details the principal functions of the Nomination & Governance Committee which includes, among other items, the following:

•        Determine the qualifications, qualities, skills, and other expertise required to be a Director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director.

•        Identify and screen individuals qualified to become members of the Board, consistent with the criteria approved by the Board. The Committee shall consider any director candidates recommended by the Company’s stockholders pursuant to the procedures set forth in the Company’s Corporate Governance Guidelines or as described in the Company’s proxy statement.

•        Make recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

•        Review the size of the Board and make any recommendations to the Board for changing the number of Directors serving on the Board.

•        Develop, recommend to the Board for approval, and oversee a policy on Board diversity, equity and inclusion.

•        Review the Company’s Corporate Governance Guidelines and other documents, all committees’ committee charters, policies, codes of conduct, and procedures in the Company’s corporate governance framework at least once a year and to recommend any changes to the Board for its approval.

•        Oversee the Company’s corporate governance practices and procedures, including identifying best practices, and advise the Board regarding major corporate governance issues.

•        Oversee the process for an annual evaluation of the Board and its committees, to administer, with the assistance of the Chairperson as defined in the Corporate Governance Guidelines, this annual evaluation, to make reports and recommendations to the Chairperson and Board and to review and assess the adequacy of the self-evaluation process for committees and Directors and make any recommendations for changes to the Board.

•        Review the Board’s committee structure and composition and to make recommendations to the Board regarding the appointment of Directors to serve as members of each committee and the committee chair annually, including for this Committee, for the Board’s approval.

•        If a vacancy on the Board and/or any Board committee occurs, identify and make recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by election by stockholders or appointment by the Board.

•        Oversee a Company orientation program for new Directors and a continuing education program for current Directors, periodically review these programs and update them as necessary.

•        Review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, Director independence and the director nominations process, and to recommend that this disclosure be, included in the Company’s proxy statement or annual report on Form 10-K, as applicable.

•        Oversee generally the Company’s compliance with material laws and regulations and the development of appropriate policies and initiatives relating to social justice, environmental justice, and other environmental, social and governance matters.

•        As it determines appropriate, consider corporate governance, social responsibility, environmental and sustainability matters, and make recommendations to the Board regarding, or take action with respect to, such matters.

•        Develop, recommend to the Board for approval, and oversee CEO interim and long-term succession plans and related career development plans (collectively the “Succession Plan”) in accordance with the Corporate Governance Guidelines, and to review the Succession Plan annually, develop and evaluate potential candidates for the CEO position and recommend to the Board any changes to and any candidates for succession under the Succession Plan.

•        To review any Director resignation letter tendered in accordance with the Corporate Governance Guidelines and evaluate and recommend to the Board whether such resignation should be accepted.

•        To review and approve the requests of Directors and executive officers seeking to accept invitations to serve on boards of directors of other public companies and committers thereof.

•        To discharge any other duties, responsibilities or activities delegated to the Committee by the Board from time to time.

•        To take such other actions as its members from time to time deem necessary or appropriate.

Our Nomination & Governance Committee may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Nomination & Governance Committee considers various potential candidates which may come to our attention through current board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Nomination & Governance Committee at any time during the year. During 2021, the Company paid $0.5 million to search firms for assistance in filling the vacancy resulting from the departure of our Chief Executive Officer who also was a director, and the person appointed to fill that role as the Acting Chief Executive Officer also filled the vacancy on the Board.

In evaluating a director candidate, our Nomination & Governance Committee will review his or her qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of our business and technology, educational and professional background, personal accomplishment and other relevant factors. Our Nomination & Governance Committee has not established any specific qualification standards for director, although from time to time the Nomination & Governance Committee may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. We have a formal diversity policy relating to the identification and evaluation of nominees for director. Our Nomination & Governance Committee interviews prospective nominees, in person or by telephone, and involves other directors to interview certain candidates when deemed to be useful in the evaluation process. After completing this evaluation, the Nomination & Governance Committee will determine the nominees to be recommended to the Board for approval.

Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. All candidates are required to meet the criteria as described above, as well as those discussed in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nomination & Governance Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website http://www.purple.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. This website and the information on this website are not part of this Proxy Statement.

Anti-Hedging and Pledging Policy

Our Insider Trading Policy expressly discourages its directors, officers, and other employees from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Board. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer for approval at least 1 week prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Risk Oversight

Our Board oversees the Company’s business and considers the risks associated with business strategy and decisions. Our Audit Committee also provides risk oversight and reports any material risks to our Board. Our Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, our Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Human Capital & Compensation Committee helps our Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nomination & Governance Committee monitors and assists the Board and management on risks related to governance and sustainability matters. Each of these committees is required to make regular reports of its actions and any recommendations to our Board, including recommendations to assist our Board with its overall risk oversight function.

Board Meetings and Attendance at Annual Meetings

The Board held nineteen meetings during 2021. Each director attended more than 75% of the total number of meetings of the Board and its committees that were held while they were in office. Although we encourage Board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. Six of our directors who were in office at the time of our 2021 annual meeting of stockholders attended that meeting.

Stockholder Communications with Directors

We have not yet adopted a formal process for stockholder communications with the Board. We have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to us at our corporate offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, to the attention of Casey K. McGarvey, Chief Legal Officer and Secretary.

Board Diversity

The matrix below sets forth the demographic characteristics of the members of our Board, as reported by our directors:

Board Diversity Matrix (as of April 1, 2022)

Total Number of Directors – 8

	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity
Directors	2	5	—	1
Number of Directors who identify in any of the categories below
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or more Races or Ethnicities	—	—	—	—
LGBTQ	—
Persons with Disabilities	—
Did not Disclose Demographic Background	1

We are committed to a policy of diversity and inclusion. The Nomination & Corporate Governance Committee is responsible for addressing the issues of diversity and inclusion and considers the qualifications of individual director candidates in light of the needs of the Board and the Company, the requirements of The Nasdaq Stock Market listing rules, and other applicable regulations. In performing its responsibilities for identifying, screening, and recommending candidates to the Board, the Nomination & Corporate Governance Committee seeks to ensure that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen. Any third-party consultant asked to furnish an initial list of candidates will be requested to include such candidates. In addressing the overall composition of the Board, characteristics such as diversity (including gender and race), age, international background, and expertise should be considered. The Nomination & Corporate Governance Committee and the Board will periodically review the composition of the Board to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

Director Compensation

Compensation for non-employee directors is determined by the Board. In 2021, compensation earned by Joseph B. Megibow and Robert T. DeMartini was earned in their capacity as named executive officers and is described below. In 2020, the Board initially determined that each non-employee director receive $100,000 in annual compensation, which shall be split 50% in cash and 50% in equity of the Company. In May 2021, the Board determined that each of the Board Chair, Lead Independent Director and each other non-employee director receive annual compensation in the respective amounts of $225,000, $195,000 and $175,000, respectively, which shall be split 50% in cash and 50% in equity of the Company. In addition, the chair of the Audit Committee received additional annual compensation of $15,000. The chair of the Human Capital & Compensation Committee received additional annual compensation of $15,000 and the chair of the Nomination & Governance Committee received an additional $10,000 in annual compensation. All such additional compensation to the chairs of the committees is paid in cash. All cash compensation is paid quarterly while equity compensation is granted annually around the time of the Annual Meeting.

Our non-employee directors earned the following compensation for their service during our fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Pano T. Anthos	78,125	86,160	—	—	—	164,285
Gary T. DiCamillo	100,000	95,998	—	—	—	195,998
Adam L. Gray	85,625	86,160	—	—	—	171,785
Claudia Hollingsworth	90,625	86,160	—	—	—	176,785
Gary A. Kiedaisch	78,125	86,160	—	—	—	164,285
Paul J. Zepf	103,125	110,769	—	—	—	213,894
Dawn M. Zier	78,125	86,160	—	—	—	164,285

____________

(1)      Equity compensation paid to directors is in the form of fully vested stock. The value reported was computed in accordance with FASB ASC Topic 718 by multiplying the number of shares issued times the closing trading price on the date of issuance.

PROPOSAL NO. 2 — advisory vote on executive compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting stockholder approval of a non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

The primary objectives of our executive compensation program are to successfully recruit, motivate and retain experienced and talented executives, provide competitive compensation arrangements that are tied to corporate and individual performance, align the financial interests of our executives with those of our stockholders, and drive superior stockholder value. Our executive compensation program, which is administered by the Human Capital & Compensation Committee, is intended to align actual compensation payments to actual performance and to adjust upward during periods of strong performance and adjust downward when performance is short of expectations.

We believe the performance incentives provided under our executive compensation program have aligned our executive compensation with actual performance. Consistent with our pay-for-performance philosophy, our executive compensation program is designed to provide meaningful opportunities for compensation upon meeting rigorous performance expectations but does not provide a great deal of guaranteed compensation or pay incentives without achieving Company and individual performance goals.

As discussed further in this proxy, our 2021 compensation decisions centered primarily around two principles: (1) a recognition that our business was growing significantly; and (2) the need to retain, motivate and reward our executive team. To address executive retention and motivation concerns, our executives participate in a long-term incentive plan.

See the “Executive Compensation” section of this proxy statement and the related tables and narrative disclosure for additional information regarding our compensation program for the named executive officers.

The Board recommends that stockholders approve the following advisory resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to item 402 of Regulation S-K, including the compensation tables and narrative disclosure.”

Vote Sought

Although this advisory resolution is non-binding, the Board values input from stockholders on our executive compensation. Our Human Capital & Compensation Committee will review and consider the voting results for this proposal and take into account the outcome of the vote in making future decisions concerning our executive compensation program.

Recommendation

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Unless marked otherwise, proxies received will be voted “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Human Capital & Compensation Committee of the Board (the “Committee”), consisting entirely of independent directors, has reviewed and discussed with management the following Compensation Discussion & Analysis. Based upon the Committee’s review and discussions with management, the Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Claudia Hollingsworth, Chair

Adam Gray

Gary Kiedaisch

Dawn Zier

Introduction and Named Executive Officers

We refer to the individuals below as our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (our “NEOs”) for the year ended December 31, 2021:

Name	Position Title
Joseph B. Megibow	Chief Executive Officer (“Former CEO”)(1)
Robert T. DeMartini	Chief Executive Officer (“Acting CEO” and “CEO”)(2)
Craig L. Phillips	Chief Financial Officer (“Former CFO”)(1)
Bennett L. Nussbaum	Interim Chief Financial Officer (“Interim CFO”)(3)
John A. Legg	Chief Operating Officer
Casey K. McGarvey	Chief Legal Officer
Patrice A. Varni	Chief Marketing Officer(4)

____________

(1)      Mr. Phillips resigned as Chief Financial Officer on August 31, 2021. Mr. Megibow resigned as Chief Executive Officer on December 13, 2021.

(2)      Mr. DeMartini was appointed as Acting Chief Executive Officer on December 13, 2021 and began his employment with the Company on January 3, 2022. Effective March 1, 2022, Mr. DeMartini’s title changed to Chief Executive Officer to align with his appointment to that position on a permanent basis.

(3)      Mr. Nussbaum began serving as the Interim Chief Financial Officer on August 19, 2021.

(4)      Ms. Varni began serving as the Chief Marketing Officer on May 24, 2021.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis reviews the principles underlying our compensation policies and decisions for 2021.

Executive Summary

2021 Performance Summary

In 2021, we achieved revenue of $726.2 million representing 12% growth year-over-year. Along with strong wholesale sales, these results were partially driven by our profitable showrooms, which increased by 19 doors in 2021 for an end of year total of 28. Additionally, we opened a new manufacturing facility in Atlanta to support our future sales growth and provide savings by reducing cross-country shipments.

On November 8, 2021, Purple LLC and Mattress Firm agreed to terminate the September 2018 retailer agreement and replace it with a new agreement that has terms consistent with the Company’s standard retailer agreement. This new agreement provides opportunity for continued partnership and growth with Mattress Firm while also eliminating the prior exclusivity arrangements. With the constraints on entering markets in which Mattress Firm conducts business no longer in place, this creates opportunities to partner with new specialty retailers that were previously not available to us.

During the second quarter of 2021, we encountered isolated production challenges caused by unanticipated mechanical and maintenance issues. As a result, we experienced significantly reduced production levels causing shipment backlogs that unfavorably affected both second and third quarter net revenues. We exited the month of July with production from our existing machines back at planned levels and emerged from our backlog position at the end of August, however, our results of operations did not return to expected levels throughout the rest of the year.

In an effort to manage costs as we worked to resolve the production issues described above, we initiated a reduction in marketing spend late in the second quarter that carried through most of the third quarter, which further negatively affected demand for our products, particularly in our e-commerce sales channel.

Our business has also been adversely impacted by increases in raw material, labor, and freight costs. These increases in materials and labor costs have resulted in higher cost of goods sold and lower margins.

Despite our challenging year, we continue to build market share and ended the year with our highest share yet. Additionally, our close rate among people who are considering purchasing a Purple mattress was at an all-time high at the end of 2021, which speaks to the demand for our product.

Executive Compensation Principles & Best Practices

What We Do	What We Do Not Do

•   Pay For Performance — We align the interests of our executives and shareholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term cash and equity incentive compensation.

• Salary Increases & Bonus Payments — We do not provide for automatic salary increases, nor do we provide for discretionary or guaranteed bonus payments.
• Double-Trigger Change in Control — A “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination.	• No Excise Tax Gross Ups — We do not provide for excise tax gross-ups in the event of a change-in-control.

•   Annual Risk Assessment — We conduct an annual comprehensive risk analysis of our executive compensation program with our independent compensation consultant to ensure that our program does not encourage inappropriate risk-taking. We also annually review a calculation of the shareholder value transfer and “burn rate” resulting from equity grants to ensure they are not excessive.

•   Anti-Pledging & Anti-Hedging Policies — We maintain robust anti-pledging and anti-hedging policies, as well as an insider trading policy, that prohibits any short sale activities by our executives and directors.

•   Compensation Benchmarking — We compare our executives’ total compensation to a consistent peer group for market comparable data. We evaluate that peer group annually to ensure that it remains appropriate, and we add or remove peers only when clearly warranted.

•   Executive Benefits/Perquisites — We do not maintain any defined benefit or supplemental retirement plan, nor do we provide other personal benefits to our named executive officers that are not available to all employees.

• Independent Compensation Consultant — We engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	• Long-term Incentive Plan — Our long-term equity incentive plan prohibits repricing or buyouts of underwater options or stock appreciation rights without shareholder approval.

Compensation Philosophy

Our compensation program is designed to attract, motivate and retain highly talented executives, and to provide competitive compensation opportunities that align management’s interests with the short- and long-term interests of our shareholders. Our compensation plans are designed with the objectives of motivating the desired performance and maximizing shareholder value.

In general, relative to an appropriately sized peer group that has been approved by our Committee, we strive to set base salaries, or fixed compensation, and annual and long-term incentive opportunities, or variable, at-risk compensation, for our top executives around the market medians. We use the data from the compensation peer group solely for informational purposes, however, and do not make significant pay decisions based on market data alone. We design our incentive compensation plans to deliver total compensation above the 50th percentile relative to our peers when justified by the performance achievement of the Company relative to our peers and general industry and of our executives, on an individual level.

We believe our compensation program and the underlying philosophy will encourage sustained long-term profitability by making a significant portion of each NEO’s total direct compensation variable and dependent on our achievement of pre-determined financial performance objectives.

The form and level of compensation for each NEO is determined after considering several factors, including the executive’s position and responsibility within Purple, performance criteria and the executive’s ability to assume increasing responsibility, competitive market data and other external market-based factors. The Committee uses this information when establishing compensation opportunities in order to arrive at a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace.

The Committee reviews and considers this philosophy from time to time and may make adjustments as it determines necessary or appropriate. We value input from our shareholders on our executive compensation programs. Our Board seeks an annual non-binding advisory vote from shareholders to approve our executive compensation. At our annual shareholders’ meeting held in 2021, our shareholders overwhelmingly approved the advisory vote to approve executive compensation with approximately 99% of the votes cast voted in favor of the advisory vote to approve our executive compensation. Based on our Say-on-Pay advisory vote results, we believe our overall executive compensation program was well received by our stockholders as it is tailored to our business strategies, aligned with our pay for performance philosophy, and designed to create long-term value for stockholders.

Primary Elements of Compensation

Component	Description	Primary Objective
Base Salary	Fixed cash compensation

•   Attract, motivate, retain and reward high-performing executives

•   Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications

Short-Term Incentive Plan (“STIP”)	Cash compensation tied mainly to achievement of pre-determined quantitative financial performance goals and if obtained, qualitative personal performance criteria	• Promote short-term business objectives and growth
Long-Term Incentive Program (“LTIP”)

Annual equity awards consisting of:

•   35% time-based restricted stock units (“RSUs”) that vest annually over a three-year period; and

•   65% performance-based restricted stock units (“PSUs”) that vest at the conclusion of a three-year performance period based on absolute stock price growth

•   Promote long-term value creation and growth strategies

•   Align executive and stockholder interests by encouraging maximization of stockholder value

•   Promote retention through a regular, periodic program of equity awards, which motivates performance and encourages long-term stock ownership

The pay mix at targets are displayed below:

The average NEO compensation mix does not include Mr. Megibow, Mr. DeMartini, Mr. Phillips, or Mr. Nussbaum. Mr. DeMartini’s Acting CEO compensation mix is based on the DeMartini Employment Agreement appointing him as the short-term Acting CEO on December 13, 2021which then was intended to be a six-month term. On March 19, 2022, the Company and Mr. DeMartini entered into an Amended and Restated Employment Agreement, following Mr. DeMartini’s appointment as CEO on a permanent basis effective March 1, 2022, which agreement granted restricted stock units and options for Class A Stock that vest over three-years. Mr. DeMartini’s Current Compensation Mix above is based on the Amended and Restated Employment Agreement. Mr. Phillips did not participate in the long-term incentive plan in 2021. Mr. Nussbaum’s compensation mix is based on a Consultancy Agreement, as amended and restated, intended to end after a one-year term.

Compensation Process

The Committee, with advice and analyses from its independent outside advisor, Lyons, Benenson & Company Inc., (“LB&Co.”), considers current compensation levels, benchmarking and other data of peer companies, individual and Company performance, future leadership potential and succession planning, among other factors, in determining appropriate target compensation levels for our NEOs. The Committee does not use a formula to weight these factors, but instead uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs.

After the end of the performance period to which a particular incentive award relates, the Committee will review our performance relative to the applicable performance targets and recommend payouts based on that performance. The Committee generally retains the ability to recommend payouts that are above or below actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, it may also consider infrequent or non-recurring items that are not reflective of ongoing operations, such as the effects of major corporate transactions or other items that the Committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets (including financials).

Consistent with our executive compensation philosophy, the Committee, in consultation with LB&Co. establishes a benchmark peer group for compensation comparison purposes.

The Committee reviews, at least annually, the compensation peer group to confirm that it includes companies that are comparable to Purple on the basis of industry focus, scope of operations, size (based on revenues) and the competitive marketplace for talent. In reviewing our peer group, we also consider companies from other, tangential, but related, industries that would be appropriately considered to be a part of the marketplace for talent within which we compete. We use this data solely for informational purposes, and we do not make other significant pay decisions based on the market data alone. The 2021 peer group is set forth below:

Blue Apron Holdings, Inc.	Hooker Furniture Corporation
Callaway Golf Company	La-Z-Boy Incorporated
Casper Sleep Inc.	Malibu Boats, Inc.
Duluth Holdings Inc.	Overstock.com, Inc.
Fitbit, Inc.	Stitch Fix, Inc.
Haverty Furniture Companies, Inc.

The Committee recognizes that certain companies in this group are larger than the Company, in some cases significantly so; nevertheless, they view this peer group as appropriate in light of the importance it ascribes to providing competitive compensation opportunities that are sufficient to attract and retain the talented executives needed to lead the Company.

Roles & Responsibilities in the Compensation Process

The Company’s compensation philosophy drives our decision-making process. Decisions about individual levels of each compensation element involve the participation of multiple parties, following a comprehensive, multi-step process. The key parties and their roles in the process are described below:

Role of the Committee

The Committee is appointed by our Board to assist it in fulfilling its oversight responsibility by overseeing all significant aspects of our compensation policies and programs, including:

•        Reviews and approves the compensation and annual performance objectives and goals of our executive officers.

•        Review, approve, and administer incentive-based and equity-based compensation plans in which our executive officers participate.

•        Evaluate risks created by our compensation policies and practices and considering any reasonably likely effect of such risk.

•        Review and recommend to our Board new executive compensation programs.

Role of Management

During 2021, our Former CEO, with the Board, set our strategic direction and worked with the Committee to identify and set appropriate targets for executive officers (other than himself). He made recommendations to the Committee regarding the elements of compensation for each of our executive officers reporting to him, and also provided the Committee with his evaluation of those officers during the prior year. He was assisted, as needed, by other members of management, including our Chief Financial Officer, Chief Legal Officer and Vice President of Human Resources for purposes of administering and implementing the compensation program.

Role of the Consultant

During 2021, the Committee engaged LB&Co. as its independent compensation consultant to advise on executive compensation and related corporate governance matters. LB&Co. assisted the Committee in determining the compensation peer group, which is described in more detail above. LB&Co. also advised the Committee on competitive compensation practices and comparative market data, which the Committee considered in addressing and determining the appropriate levels of compensation for each NEO relative to the marketplace. At the Committee’s request, LB&Co. participated by tele- or video-conference in selected meetings of the Committee. The services that LB&Co. provided to the Committee included:

•        Advise on the Company’s compensation philosophy, strategy and program.

•        Provide advice and counsel on best practices in compensation and corporate governance.

•        Provide and analyze competitive market compensation data and making recommendations, as appropriate.

•        Assist in the negotiation of executive employment agreements, as applicable.

•        Analyze the appropriateness of the compensation peer group.

Independence of the Compensation Consultant

LB&Co. did not provide other consulting services to Purple or any of its executive officers in 2021. In selecting LB&Co. as its compensation consultant, the Committee considered the independence of LB&Co. in accordance with the standards of the Nasdaq that are applicable to the Company, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Committee concluded that no conflict of interest exists that would prevent LB&Co. from independently advising the Committee.

At the Committee’s request, members of LB&Co. meet with the Committee. LB&Co. also communicates with the Chair of the Committee, as well as with management (upon the prior authorization of the Committee Chair) outside of Committee meetings regarding matters related to the Committee’s responsibilities.

Compensation Elements

Base Salary

Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations:

•        the executive officer’s position;

•        responsibilities associated with that position;

•        experience, expertise, knowledge and qualifications;

•        market factors;

•        the industry in which we operate and compete;

•        recruitment and retention considerations;

•        the executive officer’s individual compensation history;

•        internal equity among salary levels of the members of our executive team and similarly situated/comparable executives in our peer group; and

•        our overall compensation philosophy.

For 2021, the Committee reviewed and made recommendations on base salaries of our NEOs, and the Board approved the Committee’s recommendations in May 2021. The 2021 base salaries of our NEOs were as follows:

Name	2021 Base Salary Rate	2020 Base Salary Rate	% Change
Robert T. DeMartini(1)	—	—	—
Joseph B. Megibow(2)	$500,000	$500,000	—
Bennett L. Nussbaum(3)	—	—	—
Craig L. Phillips(4)	$400,000	$400,000	—
John A. Legg	$380,000	$365,000	4.1%
Casey K. McGarvey	$380,000	$365,000	4.1%
Patrice A. Varni(5)	$400,000	—	—

____________

(1)      Mr. DeMartini was appointed as Acting CEO on December 13, 2021 but started with the Company on January 3, 2022. As described below, under the terms of his current Amended and Restated Employment Agreement entered into on March 19, 2022, his base salary for 2022 is $680,000 annually.

(2)      Mr. Megibow resigned from the Company on December 13, 2021.

(3)      Mr. Nussbaum is currently paid consultant fees in the amount of $50,000 per month.

(4)      Mr. Phillips resigned from the Company on August 31, 2021.

(5)      Ms. Varni started with the Company on May 24, 2021.

Short-Term (Cash) Incentive Compensation (“STIP”)

Our executives are eligible for annual cash incentive compensation under our STIP. Annual incentives under the STIP are intended to motivate the executive officers to achieve short-term company performance goals that will inure to the benefit of our Company and shareholders and align our executive officers’ interests with those of the shareholders. The annual cash incentives provide payout opportunities based on the achievement of pre-determined corporate performance objective(s), with actual cash bonuses earned based on the achievement of such financial performance objective(s) each fiscal year, as well as achievement of personal performance criteria.

Each fiscal year, the Committee determines the annual target bonus opportunity for each executive officer. Our annual cash incentive compensation is generally structured to deliver payouts in line with market multiples when performance targets are achieved or exceeded. In May 2021, the Committee, in consultation with management, agreed to Net Revenue and Adjusted EBITDA targets, equally weighted.

Net Revenue includes all recognized revenue from the sale of our products less amounts for sales discount and sales returns allowances.

Adjusted EBITDA represents net income before interest expense, income tax (benefit) expense, other (income) expense, net depreciation and amortization and excludes costs incurred due to stock-based compensation expense, product reserve, debt extinguishment, changes in the fair value of the warrant liability, nonrecurring legal fees, executive interim and search costs, severance costs, vendor impairment, intangible asset adjustment, showroom opening costs, new production facility start-up costs, previous period sales tax liability and COVID-19 related expenses.

For 2021, the annual incentive targets under the STIP were as follows:

Name	Target (as % of Base Salary)
Joseph B. Megibow	N/A
Robert T. DeMartini	N/A
Craig L. Phillips	N/A
Bennett L. Nussbaum	N/A
John A. Legg	50%
Casey K. McGarvey	50%
Patrice A. Varni	50%

Net Revenue and Adjusted EBITDA were chosen to incentivize profitable growth for the benefit of the Company’s shareholders.

For 2021, the formula governing the generation of annual incentives for our executives was:

	Threshold	Target	Maximum	2021 Achievement
Net Revenue ($ in millions)	$810.0	$886.0	$962.0	$726.2
Adjusted EBITDA ($ in millions)	$100.0	$113.4	$132.5	$11.0
Payout (As a % of Target)	50%	100%	150%	0%

In order to achieve a payout, the above financial thresholds for each measure must be reached. If the threshold for both measures are met, the above formula is applied to 70% of the cash bonus. The remaining 30% is included only upon meeting personal performance criteria, with the discretion to pay out more of this 30% component for exceeding expectations and exceptional performance.

During 2021 we encountered isolated production challenges caused by unanticipated mechanical and maintenance issues. As a result, we experienced significantly reduced production levels causing shipment backlogs that unfavorably affected both second and third quarter net revenues. In an effort to manage costs as we worked to resolve the production issues, we initiated a reduction in marketing spend late in the second quarter that carried through most of the third quarter, which further negatively affected demand for our products, particularly in our e-commerce sales channel. Our business was also adversely impacted in 2021 by increases in raw material, labor, and freight costs. These increases in materials and labor costs have resulted in higher cost of goods sold and lower margins. As a result, we missed our revenue and Adjusted EBITDA thresholds and there was no STIP payout for 2021 for the NEOs.

Long-Term (Equity) Incentive Compensation

Long-term equity incentives are designed to motivate management to enable the Company to achieve sustained long-term performance improvements and serve to link a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity compensation from time to time, consistent with the objectives and philosophy of our compensation programs, under our governing Purple Innovation, Inc. 2017 Equity Incentive Plan (“2017 Plan”), as amended, which was approved by our shareholders.

Pursuant to the authority of the Board under the 2017 Plan, the Board approved a five-year LTIP plan under which equity grants are made. We generally grant long-term incentive awards annually in the first half of the year to motivate forward-looking, long-term performance and promote retention among our executive team. For 2021, the Company used time-based RSUs and performance-based PSUs which were awarded in August 2021.

To strengthen the link between the incentive and performance, 65% of the granted equity is in the form of PSUs and the remaining 35% in RSUs for participating NEOs. Whereas the RSUs are time based, vesting annually in three equal parts over three years, the PSUs are based on the performance of Purple Inc.’s Class A Stock and vest only after three years depending upon and to the extent that performance is achieved.

Performance is met at a specific increase in the absolute value of shares above the value of the shares on the grant date, and includes a sliding scale for issuing 25% or more, up to 100%, of shares represented by the number of units awarded in the grant if the minimum threshold is met. No shares will be issued under the PSUs if there is not an increase in the price of shares reaching at least the minimum threshold. Share value is determined using a 60 consecutive trading day volume weighted average price. The minimum threshold requires growth in value of 15% which if achieved results in 25% of the granted units vesting with an equal number of shares issued. The number of shares issued increases as the value increases above 15% growth, as follows: at 32.3% growth, 50% of the granted units vest; at 52.1% growth, 75% of the granted units vest; at 74.9% or more growth, 100% of the units vest; and at growth percentages between these percentages the percentage vested will be determined on a straight-line interpolation.

Forms of Long-Term Incentives

RSUs generally vest ratably, annually over a three-year period, promote retention and motivate our NEOs to strive for share price appreciation. Holders of RSUs do not have voting rights or dividend participation rights until delivery of the underlying shares.

PSUs are generally the largest portion of an NEO’s long-term incentive and cliff-vest at the conclusion of a three-year performance period based on the achievement of certain specified performance targets. Up to the full amount of granted PSUs can vest, but less than the full amount also may vest depending on performance above a minimum threshold.

For 2021, the Committee approved the target long-term equity compensation value to position each executive officer within competitive levels. Each NEO’s target award value was allocated 35% to RSUs and 65% to PSUs, and the amount allocated was converted to a number of shares based on the 30-day VWAP on the grant date as follows:

Name	Target Award Amount	RSUs	PSUs	Total Units
Robert T. DeMartini	—	—	—	—
Joseph B. Megibow(1)	—	—	—	—
Bennett L. Nussbaum	—	—	—	—
Craig L. Phillips	—	—	—	—
John A. Legg	$228,000	3,056	5,675	8,731
Casey K. McGarvey	$228,000	3,056	5,675	8,731
Patrice A. Varni(2)	—	—	—	—

____________

(1)      Mr. Megibow was not eligible for awards under the LTIP plan. Pursuant to his employment agreement, he was granted 179,340 stock options in 2021.

(2)      Ms. Varni was granted 12,865 RSUs pursuant to Ms. Varni’s offer letter for employment. The number of RSUs granted was determined by dividing her base salary of $400,000 by the market price on the day of grant.

PSUs granted to the NEOs in 2021 may be earned according to the following funding formula:

Stock Price	<$ 30.0339	$30.0340	$34.5391	$45.6779
% Of PSUs Vesting	0%	25%	50%	100%

Perquisites and Other Generally Available Benefits and Compensation

We provide medical, dental and basic life insurance, short-term disability coverage, paid sick leave, 10 paid holidays per year, and a matched 401(k) contribution, all on the same basis as other employees. The value of 401(k) matching contribution, which can be as high as 5% depending on the amount contributed by the employee, is included in the Executive Compensation table on page 25 for our NEOs. We do not offer a pension or retirement plan for any employees based on length of employment and/or age at retirement, however, we do offer a 4-week paid sabbatical after an employee has been with the company for 7 years. Consistent with our philosophy to promote a pay-for-performance culture, we do not provide many other perquisites. We do provide a free mattress to every employee after 30 days with the company, and we do provide a monthly cell phone stipend at a rate of up to $50 per month. We do not provide health club membership, but we do provide $100 per year that can be used for club membership, the purchase of exercise equipment, or other wellness care. We do not cover the cost for annual comprehensive physical exams. As with all employees we do provide free of charge mental health counselling. Our reimbursement policy does not allow our executives to charter flights or be reimbursed for flying first class except for limited instances related to the duration of the flight.

Employment Agreements

Robert T. DeMartini

In connection with his appointment as Acting Chief Executive Officer, the Company and Mr. DeMartini entered into an employment agreement (the “DeMartini Employment Agreement”), effective December 13, 2021. The DeMartini Employment Agreement provided that Mr. DeMartini will serve fulltime as acting chief executive officer. The initial employment term shall end July 3, 2022, and was extendable, if necessary, until the date a permanent chief executive officer started employment with the Company. Either party may terminate the term of the DeMartini Employment Agreement with or without cause or other rationale upon 30 days’ notice. At the discretion of the Board, the term of the DeMartini Employment Agreement may include some overlap with the commencement of employment of a permanent chief executive officer. Under the terms of the DeMartini Employment Agreement, Mr. DeMartini received monthly compensation valued at $150,000 consisting of $50,000 payable in cash and $100,000 payable in stock compensation through vesting in a stock award determined by dividing $100,000 by the thirty (30) trading day volume weighted average price of the Company’s Class A Stock as reported on Nasdaq on the date of the award. The Company also agreed to reimburse Mr. DeMartini for all out-of-pocket travel relating to business travel, and other expenses, in each case consistent with the Company’s reimbursement policies.

On March 1, 2022, Mr. DeMartini was appointed to be the Company’s Chief Executive Officer on a permanent basis. On March 19, 2022, in connection with Mr. DeMartini’s appointment as chief executive officer, the Company and Mr. DeMartini entered into an amended and restated employment agreement (the “Amended and Restated DeMartini Employment Agreement”), effective March 19, 2022, which amended and restated the December 13, 2021 Mr. DeMartini Employment Agreement appointing him the acting chief executive officer.

The Amended and Restated DeMartini Employment Agreement provides that Mr. DeMartini will serve full time as chief executive officer. The Amended and Restated DeMartini Employment Agreement supersedes the prior DeMartini Employment Agreement, with the exception that the Restricted Stock Units granted under the prior DeMartini Employment Agreement shall continue to vest through April 3, 2022, so long as Mr. DeMartini remains employed through that date.

Under the Amended and Restated DeMartini Employment Agreement, Mr. DeMartini’s compensation includes (a) a base salary at an annual rate of $680,000, (b) an annual bonus opportunity that shall not be less than 100% of base salary at target performance, (c) restricted stock units subject to 500,000 shares of Company’s Class A Stock (“Shares”) and stock options to purchase 500,000 Shares, for which one third of each of the restricted stock units and options vest on each anniversary of the grant date, provided Mr. DeMartini remains in continuous employment with the Company, (d) vacation and other benefits generally available to other senior executives of the Company, and (e) reimbursement for all reasonable out-of-pocket travel and other business expenses.

Mr. DeMartini’s employment under the Amended and Restated DeMartini Employment Agreement is at will. If the Company provides less than thirty days’ prior written notice of termination, other than in the case of a termination for cause, he will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason outside a Change in Control Period (each as defined in the Amended and Restated DeMartini Employment Agreement), then he shall be entitled to receive the following: (i) any accrued and unpaid base salary through the termination date; (ii) any eligible unpaid expense reimbursements; and (iii) all other accrued and vested payments and benefits to which he is entitled in accordance with the terms and conditions of the applicable compensation or benefit plan, program or arrangement of the Company (collectively, items (i) through (iii) are referred to as the “Accrued Benefits”). In addition, subject to his execution of a general release of claims, and subject to Sections 26 and 27 of the Amended and Restated DeMartini Employment Agreement, Mr. DeMartini shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over twelve (12) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of his outstanding Company unvested equity awards that vest based on continued service or employment pro-rata through the period ending on the his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for twelve (12) months.

If Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason during a Change in Control Period, then, in lieu of the severance benefits described above, he shall be entitled to receive the Accrued Benefits and, subject to his execution of a general release of claims and subject to Sections 26 and 27 of the Amended and Restated DeMartini Employment Agreement, he shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over eighteen (18) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the fully accelerated vesting of his outstanding Company equity awards that vest based on continued service or employment so that such awards shall be become fully vested as of his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for eighteen (18) months.

The Amended and Restated DeMartini Employment Agreement contains other typical provisions such as noncompetition and non-solicitation covenants, confidentiality obligations, and Company ownership of intellectual property.

Joseph B. Megibow

In connection with his appointment as the former Chief Executive Officer, we entered into an employment agreement with Mr. Megibow (the “Megibow Employment Agreement”), which included the following terms: (1) an annual base salary of $450,000; (2) participation in a short-term incentive plan, with potential bonus payments ranging from 50% to 150% of a target amount equal to 70% of Mr. Megibow’s base salary, based on the achievement of certain financial and non-financial performance targets; (3) the grant of certain options with a five-year term and vesting as to one-fourth of the shares subject thereto on the first anniversary of the grant date and 1/48 of the shares subject thereto on each monthly anniversary of the grant date thereafter, including (A) an inducement grant outside of the Company’s 2017 Equity Incentive Plan in accordance with the Nasdaq inducement grant exception found in NASDAQ Listing Rule 5635(c)(4), effective upon the Start Date (as defined in the Megibow Employment Agreement), of an option to purchase 538,020 shares of the Company’s Class A Stock at an exercise price equal to the greater of (i) the closing price of the Company’s Class A Stock on the Start Date or (ii) the trailing 60-day volume weighted average price of the Company’s Class A Stock determined as of the start date, and (B) an automatic grant on each of the 12, 24 and 36 month anniversaries of the start date of an option to purchase 179,340 shares of the Company’s Class A Stock at an exercise price equal to the trailing 30-day volume weighted average price of the Company’s Class A Stock, determined as of the applicable grant date; (4) a performance unit share award to be granted on December 31, 2018 or the next trading day after a trading blackout period if the Company is in a trading blackout on December 31, 2018, comprised of a number of shares of the Company’s Class A Stock equal to the number of shares of Class A Stock held by Mr. Megibow on December 31, 2018, up to a maximum of 50,000 shares, and which vest upon the earlier of the consummation of a change in control of the Company or the satisfaction of the following conditions: (i) Mr. Megibow continues to be employed by the Company through September 30, 2021, (ii) Mr. Megibow continues to hold the shares acquired to be eligible to receive such award through September 30, 2021, and (iii) during the twelve-month period immediately prior to March 31, 2022, the closing price of the Company’s Class A Stock is at or above $10.00 per share for 20 trading days over a 30 trading day period; (5) vacation and other benefits generally available to other senior executives of the Company; (6) payment by the Company for the cost of weekly airfare between San Francisco and Salt Lake City for 12 months; (7) a $5,000 monthly stipend to be used for temporary housing; and (8) reimbursement of up to $75,000 for the cost of reasonable relocation expenses. On October 11, 2019, the Board extended for an additional 12 months the payment by the Company for the cost of weekly airfare between San Francisco and Salt Lake City and the $5,000 monthly stipend to be used for temporary housing. On May 18, 2020, in accordance with the determination of the Board, Mr. Megibow was granted 34,299 additional options to purchase Class A Stock determined by dividing $450,000 by the market price of such stock on the day of the grant. On October 1, 2020, the Board determined to (1) increase Mr. Megibow’s salary by $50,000 to $500,000 annually, (2) continue to provide Mr. Megibow with such airfare reimbursement and housing stipend for six additional months, expiring March 31, 2021, and (3) extend Mr. Megibow’s relocation reimbursements until September 30, 2021. On April 1, 2021, the Board determined to continue to provide the airfare reimbursement for six additional months, expiring on September 30, 2021. On October 6, 2021, the Board determined to extend Mr. Megibow’s airfare reimbursement for 24 more months, ending on September 30, 2023. On September 30, 2021, the performance unit share award for 50,000 shares of Class A Stock vested and shares were issued to Mr. Megibow.

The Megibow Employment Agreement also provided that following a termination by Mr. Megibow for Good Reason or by the Company without Cause (each as defined in the Megibow Employment Agreement), Mr. Megibow will be entitled to severance of accrued and unpaid base salary and other benefits and any unpaid expense reimbursements (the “Accrued Benefits”). If Mr. Megibow is terminated without cause or he resigns for good reason after the first three months of any fiscal year, he will be entitled to severance of (i) the amount of any Accrued Benefits and (ii) an amount equal to the lesser of (a) the annual bonus calculated for such fiscal year at the time of the termination or (b) the annual bonus calculated at the end of such fiscal year in which the termination occurs. In addition, if Mr. Megibow is terminated without cause or he resigns for good reason he will also be entitled to (i) an amount equal to up to 9 months or, in the Company’s sole discretion, 12 months of his base salary and (ii) payment by the Company of the cost of health insurance continuation under COBRA for Mr. Megibow and his dependents. The Company may decide to cease making the foregoing payments if, in the Board’s reasonable determination, Mr. Megibow secures full time executive-level employment or an executive board-level role for compensation.

If, within 12 months after a Change in Control (as defined in the Megibow Employment Agreement) of the Company, Mr. Megibow is terminated without Cause, in addition to the severance amounts described above, Mr. Megibow will be entitled to immediate vesting of any unvested equity awards.

The Megibow Employment Agreement also contained customary non-compete terms that pertain to Mr. Megibow while he is employed by the Company and for 12 months or, as determined by the Company at the time of termination, 18 months after termination of employment.

Mr. Megibow resigned from his position as Chief Executive Officer in December 2021. For additional detail regarding payments made to Mr. Megibow in connection with this resignation, see the discussion under the heading “Potential Payments upon Termination or Change-in-Control” below.

Bennett L. Nussbaum

On December 13, 2021, the Company and Mr. Nussbaum entered into an amended and restated consultancy agreement (the “Consultancy Agreement”), effective December 13, 2021, that provided for his service as Interim Chief Financial Officer through August 19, 2022 (“Updated Term”). The Company may renew the Consultancy Agreement for additional one-month terms upon sixty days’ notice prior to the end of the Updated Term, or ten days’ notice prior to the end of any renewal term. Either party may terminate the engagement at any time. Under the terms of the Consultancy Agreement, Mr. Nussbaum will receive compensation comprised of (1) $600,000 for the entirety of the 12-month term and $50,000 for each additional one-month term, which amount shall be paid in full unless Mr. Nussbaum’s engagement is terminated for cause, and (2) an additional payment of $200,000 to be paid in two equal installments no later than two (2) weeks following each of February 19, 2022 and August 19, 2022, respectively and $16,666.67 at the end of each additional one-month term, as well as a discretionary payment of up to $300,000 payable in the Company’s discretion. The additional discretionary amounts of up to $300,000 are to be determined by the CEO and the amounts paid, if any, shall be made within 10 days of February 19, 2022 and August 19, 2022. If (1) Mr. Nussbaum remains in service with the Company until August 19, 2022, and the volume weighted average price per share of the Company’s Class A Stock on Nasdaq during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $26.00 per share or (2) the Company terminates Mr. Nussbaum without cause before August 19, 2022, and the such volume weighted average price per share of the Company’s Class A Stock on Nasdaq during the thirty (30) trading days immediately preceding Mr. Nussbaum’s last day of service is in excess of $26.00 per share, the Company will pay additional cash compensation in an amount equal to the product of (a) the increase from $26.00 per share up to a maximum of $36.00 per share multiplied by (b) 20,000. The Company has also agreed to reimburse Mr. Nussbaum for transportation and lodging expenses relating to his travel to the Company’s headquarters. Also, Mr. Nussbaum will be granted cash-settled stock appreciation rights (“SARs”) for 20,000 shares of the Company’s Class A Stock, which SARs shall vest in accordance with the terms of the Consultancy Agreement if Mr. Nussbaum remains in service through the end of the Updated Term.

Craig L. Phillips

In connection with his appointment as Chief Financial Officer, Mr. Phillips entered into an offer letter with us on October 1, 2019 (the “Phillips Offer Letter”) that included the following terms: (1) an annual base salary of $400,000; (2) participation in a short-term incentive plan, with potential bonus payment of 45% of Mr. Phillips’s then current base salary, based on the achievement of certain financial and non-financial performance targets; (3) the grant of options, with a five-year term and vesting as to one-fourth of the shares subject thereto on March 16, 2020 and 1/48 of the shares subject thereto on the first day of each subsequent month, to purchase 325,000 shares of the Company’s Class A Stock, subject to Board approval; (4) participation in the Company’s long-term incentive program; (5) vacation and other benefits generally available to other senior executives of the Company; and (6) payment by the Company for the cost of reasonable airfare and other business-related travel costs necessary for commuting to the Company’s headquarters.

The Phillips Offer Letter also provided that if Mr. Phillips is terminated without Cause (as defined in the Phillips Offer Letter), he will also be entitled to an amount equal to up to 6 months plus one week for each completed year of service of base salary. Upon termination without Cause, all unvested stock options will be forfeited and cancelled.

Effective August 31, 2021, Mr. Phillips resigned from his position as Chief Financial Officer. For additional detail regarding payments made to Mr. Phillips in connection with this resignation, see the discussion under the heading “Potential Payments upon Termination or Change-in-Control” below.

John A. Legg

In connection with his appointment as Chief Operating Officer, Mr. Legg entered into an offer letter with us on January 12, 2019 (the “Legg Offer Letter”) that includes the following terms: (1) an annual base salary of $350,000; (2) an annual bonus of 50% of annual base salary based on the Company’s and Mr. Legg’s performance; (3) a grant of options, with a five-year term and vesting as to one-fourth of the shares subject thereto on the first anniversary of the grant date and 1/48 of the shares subject thereto on the first day of each subsequent month, to purchase 250,000 shares of the Company’s Class A Stock, subject to Board approval; (4) participation in the Company’s long-term incentive program; (5) vacation and other benefits generally available to other senior executives of the Company; (6) a living expense stipend of $4,500 per month through June 2020 to cover local living and transportation expenses while commuting; (7) payment by the Company for the cost of reasonable airfare and other business-related travel costs necessary for commuting to the Company’s headquarters until relocated in Utah; and (8) payment of relocation expenses no later than June 2020 to move to Utah. In 2021, Mr. Legg’s base salary was raised to $380,000 and he received PSUs and RSUs under the LTIP.

If Mr. Legg is terminated without cause, he may also be entitled to an amount equal to up to 14 weeks plus one week for each completed year of service of base salary, pursuant to the Company’s severance policy. Upon termination without cause, all unvested stock options will be forfeited and cancelled.

Casey K. McGarvey

Mr. McGarvey became the Company’s Chief Legal Officer at the time of the Business Combination, having been the Chief Legal Officer of Purple LLC. In connection with his continuing appointment as Chief Legal Officer, Mr. McGarvey’s salary was raised in 2021 to $380,000 and he received PSUs and RSUs under the LTIP. Mr. McGarvey also receives vacation and other benefits generally available to other senior executives of the Company.

If Mr. McGarvey is terminated without cause, he may also be entitled to an amount equal to up to 14 weeks plus one week for each completed year of service of base salary, pursuant to the Company’s severance policy. Upon termination without cause, all unvested PSUs and RSUs will be forfeited and cancelled

Patrice A. Varni

In connection with her appointment as Chief Marketing Officer, Ms. Varni entered into an offer letter with us on April 19, 2021 (the “Varni Offer Letter”) that includes the following terms: (1) an annual base salary of $400,000; (2) an annual bonus of 50% of annual base salary based on the Company’s and Ms. Varni’s performance; (3) a grant of RSUs for shares of the Company’s Class A Stock, with vesting over four-years of one-fourth of the units subject thereto on the first anniversary of the grant date and 1/48 of the units subject thereto on the first day of each subsequent month, in an amount determined by dividing her base salary by the market price on the day of grant, subject to Board approval; (4) participation in the Company’s long-term incentive program; and (5) vacation and other benefits generally available to other senior executives of the Company.

If Ms. Varni is terminated without cause, she may also be entitled to an amount equal to up to 14 weeks plus one week for each completed year of service of base salary, pursuant to the Company’s severance policy. Upon termination without cause, all unvested RSUs will be forfeited and cancelled.

Potential Payments upon Termination or Change-in-Control

For provisions in individual employment agreements covering severance payments, see “Employment Agreements” above. For officers who do not have severance provisions in an employment agreement, the Company’s severance policy is to pay 14 weeks plus one week for each completed year of service of base salary. Such severance may be paid out over the time period commensurate with the amount of the severance in installments coinciding with the Company’s regular payroll.

Under the DeMartini Employment Agreement, had Mr. DeMartini’s relationship with the Company been terminated on December 31, 2021, he would not have been entitled to any severance benefits. Under the Consultancy Agreement with Mr. Nussbaum, had the relationship been terminated without cause on December 31, 2021, Mr. Nussbaum would have been entitled to the unpaid base compensation payable under the Consultancy Agreement through August 19, 2022, which amount would have been $579,032. Under the Company’s severance policy as described above, a termination of Mr. Legg, Mr. McGarvey or Ms. Varni on December 31, 2021, may have resulted in severance payments to each respectively of $116,923, $197,308 and $107,692.

Mr. DeMartini’s employment under the Amended and Restated DeMartini Employment Agreement is at will. If the Company provides less than thirty days’ prior written notice of termination, other than in the case of a termination for Cause, he will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason outside a Change in Control Period, then he shall be entitled to receive the following: (i) any accrued and unpaid base salary through the termination date; (ii) any eligible unpaid expense reimbursements; and (iii) all other accrued and vested payments and benefits to which he is entitled in accordance with the terms and conditions of the applicable compensation or benefit plan, program or arrangement of the Company (collectively, items (i) through (iii) are referred to as the “Accrued Benefits”). In addition, subject to his execution of a general release of claims, and subject to Sections 26 and 27 of the Amended and Restated Employment Agreement, Mr. DeMartini shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over twelve (12) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of his outstanding Company unvested equity awards that vest based on continued service or employment pro-rata through the period ending on the his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for twelve (12) months.

If Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason during a Change in Control Period, then, in lieu of the severance benefits described above, he shall be entitled to receive the Accrued Benefits and, subject to his execution of a general release of claims and subject to Sections 26 and 27 of the Amended and Restated DeMartini Employment Agreement, he shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over eighteen (18) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the fully accelerated vesting of his outstanding Company equity awards that vest based on continued service or employment so that such awards shall be become fully vested as of his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for eighteen (18) months.

Mr. Megibow signed a Separation Agreement and General Release on December 13, 2021 (“Megibow Separation Agreement”), which provides that he will act as an advisor to the CEO until June 30, 2022, and in exchange his post-termination exercise period of his stock options would be extended to November 30, 2022. The Megibow Separation Agreement also provides (i) severance of $500,000 paid over 18 months in installments coinciding with the Company’s regular payroll, (ii) annual bonus payable in 2022 for attaining performance metrics for 2021, which amount will be $0, and (iii) if he elects COBRA health insurance coverage, for 6 months a portion of his COBRA payment equal to the amount previously paid by the Company on his behalf for health insurance coverage, which amount is $13,780. In addition, Mr. Megibow received $43,822 at the time of his separation from the Company representing accrued but unused paid time off.

Mr. Phillips is receiving severance benefits pursuant to the provisions of the Phillips Offer Letter, which amount is $215,835 paid over six months in installments coinciding with the Company’s regular payroll. In addition, Mr. Phillips received $28,006 at the time of his separation from the Company representing accrued but unused paid time off.

The 2017 Plan, under which officers of the Company have received stock options, RSUs and PSUs, provides that in the event of a change-in-control that the Committee in its sole discretion may make equitable adjustments that include providing for an acceleration of exercisability and providing for a time period for exercise before a change-in-control. The Committee also has discretion to cancel awards under the 2017 Plan and to pay cash or other compensation for the value thereof to holders, so long as such cancellation or termination does not materially affect the rights of any participant in the 2017 Plan. Generally, the individual grant agreements for awards made under the 2017 Plan provide that in the event of a change in control the terms of the 2017 Plan control.

The Megibow Employment Agreement and the Phillips Offer Letter contained change-in-control provisions that are not effective after their resignations.

Governance

Stock Ownership Guidelines

Our Senior Management and Independent, Non-Employee Directors Stock Ownership Guidelines, adopted November 12, 2020, require our NEOs and others to retain a certain level of equity granted to them. All participants in our LTIP and who receive equity grants under our 2017 Plan are subject to these stock ownership guidelines. These guidelines require that participants hold vested equity valued at a multiple of their base salary. Equity is valued at any point in time using a twenty-day volume weighted average share price. For the CEO, the multiple is 5X base salary, and for other NEOs it is 3X base salary. The deadline to hold equity valued at the respective multiple of base salary is the later of five years from November 12, 2020, or the date when equity first was granted under the 2017 Plan. Granted equity must be held and not sold by each recipient until the guideline threshold is met and thereafter equity must be held in a quantity at or above the threshold. These are guidelines that are within the discretion of the Board to adjust, such as to accommodate individual circumstances and unanticipated occurrences.

Clawback Policy

Our Incentive Compensation Clawback Policy, adopted May 5, 2020, sets out the terms under which we may seek to recover performance-based compensation from our officers. The purpose of the policy is to enable the Company to recoup performance-based compensation that is paid but it is subsequently determined not to have been earned. The Company may recoup all annual and long-term incentives with features based on the Company’s financial performance, whether paid in cash or equity. The policy provides for the recovery of incentive-based compensation awarded or paid to a NEO based on a performance measure that subsequently was restated, other than for changes in accounting rules, resulting in performance that would reduce the size of the award or payment. It also applies to all officers of the Company for willful commission or omission of an act which is illegal, fraudulent, intentionally or recklessly tortious or a bad faith breach of an employment duty that causes financial or reputational harm to the Company. The policy is administered with business judgment that takes into account various factors, such as the importance of a restated metric to the business, relative importance to other metrics, the size of the adjustment, the seriousness of the misconduct, the employee’s role and opportunity to avoid harm, the prompt disclosure of the act or omission, and any other factors that are deemed to be relevant. Discretion also is applied in determining the amount of recovery considering for example the harm suffered by the Company and the deterring effect in preventing repeated occurrences.

Annual Compensation Risk Assessment

The Committee regularly monitors and annually reviews our executive compensation program to determine, in consultation with LB&Co., whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this, the Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company, the elements are adjusted as necessary.

Following the Committee’s annual review in 2021, it was concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following:

Program Attribute	Risk-Mitigating Effect
• Compensation mix between fixed and variable components and levels, and the balance between short-term and long-term variable compensation

•   Competitive levels of fixed compensation eliminate any day-to-day personal concerns, while variable compensation ensures our executives are appropriately motivated and rewarded both in the short and long-term

• The quality and reasonableness of incentive plan performance goals and payout formulas

•   Threshold, target and maximum performance and payout levels and funding formulas are not extreme, and goals are set within reach, thereby mitigating the likelihood of excessive risk taking in order to achieve a compensation result

Program Attribute	Risk-Mitigating Effect
• The nature and breadth of the performance metrics that govern incentive compensation throughout the Company	• Encourages executives to avoid sacrificing short-term performance for long-term performance and vice versa
• The existence of a clawback policy

•   Subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations) or when there is wrongful conduct

• The existence of anti-pledging & anti-hedging policies	• Ensures the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
• The existence of robust share ownership guidelines	• Provides a clear link between the economic interests of executives and shareholders over the long-term
• Use of independent compensation consultant that performs no other services for the Company	• Helps ensure advice will not be influenced by conflicts of interest

Tax Considerations in Compensation Decisions

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain covered executives to the extent such compensation exceeds $1.0 million per covered officer in any year. While the Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Committee’s broader compensation objectives and overall compensation philosophy, the Committee understands that it is possible that the compensation payable to our NEOs will exceed the $1.0 million limit under Section 162(m). We believe that in establishing the cash and equity incentive compensation programs for our NEOs, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more NEOs with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the NEOs essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Executive Compensation

The following table summarizes compensation information about our NEOs as of December 31, 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards(4)		Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
Robert T. DeMartini	2021	$—	$—	$445,210	(1)	$—		$—	$—	$445,210
Chief Executive Officer

Joseph B. Megibow	2021	484,615	—	—		1,878,252	(4)	—	604,383	2,967,250
Chief Executive Officer(8)	2020	479,231	—	—		2,181,817	(4)	440,800	81,165	3,158,013
	2019	450,000	—	171,244	(2)	267,881	(4)	403,000	99,424	1,391,549

Bennett L. Nussbaum	2021	—	—	—		18,759	(5)	—	220,968	239,727
Interim Chief Financial Officer(9)

Craig L. Phillips	2021	272,308	—	—		—		—	271,430	543,738
Chief Financial Officer &	2020	415,385	—	—		87,266	(4)	260,972	24,372	787,995
Treasurer(10)	2019	83,077	—	—		494,029	(4)	90,000	603,312	1,270,418

John A. Legg	2021	375,962	—	188,331	(3)	—		—	16,433	580,726
Chief Operating Officer(11)	2020	373,269	—	—		76,356	(4)	238,137	23,532	711,294
	2019	316,346	—	—		441,734	(4)	160,417	78,318	996,815

Casey K. McGarvey	2021	375,962	—	188,331	(3)	—		—	40,888	605,181
Chief Legal Officer	2020	371,344	—	—		75,256	(4)	238,137	15,288	700,025
	2019	345,000	—	—		108,712	(4)	155,250	14,215	623,177

Patrice A. Varni	2021	238,462	—	366,910	(3)	—		—	4,431	609,803
Chief Marketing Officer(12)

____________

Notes

(1)      Mr. DeMartini was appointed the Chief Executive Officer on December 13, 2021 and began his employment on January 3, 2022. He was granted RSUs in December 2021 pursuant to the terms of his employment agreement. The RSU includes shares that vest in six equal installments over a six-month period beginning on February 3, 2022. The value represents the grant date fair value calculation as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 16, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 1, 2022.

(2)      The value represents the grant date fair value of the performance unit share award granted in May 2019 pursuant to the terms of Mr. Megibow’s employment agreement, as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These shares vested and were awarded in September 2021.

(3)      The value represents the aggregate grant date fair value of RSUs and PSUs as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the awards reported in this column, refer to Note 16, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 1, 2022. For Mr. Legg and Mr. McGarvey, the PSU awards at the grant date assuming the highest level of the performance conditions were achieved would have a value of $256,907 each.

(4)      The value represents the aggregate grant date fair value of awarded options as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 16, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 1, 2022.

(5)      The value represents the aggregate grant date fair value of stock appreciation rights (“SARS”) as computed in accordance with FASB ASC Topic 718. On December 13, 2021, Mr. Nussbaum was awarded SARS on 20,000 shares of Class A Stock with a strike price of $26.00 per share with the appreciation right not to exceed $10.00 per share. The vesting date is August 19, 2022. On December 13, 2021, he was also awarded SARS on 20,000 shares of Class A Stock with a strike price of $12.60 per share and a vesting date of August 19, 2022. Both awards are to be settled in cash.

(6)      The figures shown for non-equity incentive plan compensation represent cash bonus amounts earned in connection with the achievement of certain financial and operational objectives established under the Company’s short-term incentive program. This compensation is subject to the clawback policy. See the discussion under the heading “Governance Policies and Guidelines — Incentive Compensation Clawback Policy” above for additional details regarding our clawback policy.

(7)      “All other compensation” for fiscal 2021 is comprised of the following:

For Mr. Megibow, $500,000 in severance payments relating to his termination, representing twelve months base salary to be paid out in equal bi-weekly installments over an 18-month period starting 60-days after termination of employment, $43,822 of accrued but unused vacation paid out in cash upon termination, $13,780 in insurance COBRA payments over a 6 month period, $15,000 related to living stipend payments and $17,176 for certain travel expenses pursuant to his employment agreement, $14,500 related to the Company’s contribution to the employee 401(k) retirement plan and $105 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Phillips, $215,835 in severance payments relating to his termination, representing six and a half months base salary paid out in equal bi-weekly installments over a six and a half month period, $28,006 of accrued but unused vacation paid out in cash upon termination, $12,343 for certain travel expenses pursuant to his employment agreement, $14,500 related to the Company’s contribution to the employee 401(k) retirement plan and $746 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Legg, $15,785 related to the Company’s contribution to the employee 401(k) retirement plan and $648 related to other non-cash compensation upon the gifting of certain company products.

For Mr. McGarvey, $22,328 representing payment for accrued but unused paid time off, $15,231 related to the Company’s contribution to the employee 401(k) retirement plan and $3,329 related to other non-cash compensation upon the gifting of certain company products.

For Ms. Varni, $4,308 related to the Company’s contribution to the employee 401(k) retirement plan and $124 related to other non-cash compensation upon the gifting of certain company products.

“All other compensation” for fiscal 2020 is comprised of the following:

For Mr. Megibow, $60,000 related to living stipend payments and $5,915 for certain travel expenses pursuant to his employment agreement and $14,250 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Phillips, $9,912 for certain travel expenses pursuant to his employment agreement, $14,250 related to the Company’s contribution to the employee 401(k) retirement plan and $310 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Legg, $9,000 related to living expense stipend payments pursuant to his employment agreement, $14,250 related to the Company’s contribution to the employee 401(k) retirement plan and $282 related to other non-cash compensation upon the gifting of certain company products.

For Mr. McGarvey, $14,250 related to the Company’s contribution to the employee 401(k) retirement plan and $1,038 related to other non-cash compensation upon the gifting of certain company products.

“All other compensation” for fiscal 2019 is comprised of the following:

For Mr. Megibow, $60,000 related to living stipend payments and $25,087 for certain travel expenses pursuant to his employment agreement, $14,000 related to the Company’s contribution to the employee 401(k) retirement plan and $337 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Phillips, $594,563 related to payments made to FTI Consulting, Inc. for his services as our Interim Chief Financial Officer and $8,749 for certain travel expenses pursuant to his employment agreement.

For Mr. Legg, $67,463 related to living expense stipend payments pursuant to his employment agreement, $10,684 related to the Company’s contribution to the employee 401(k) retirement plan and $171 related to other non-cash compensation upon the gifting of certain company products.

For Mr. McGarvey, $14,030 related to the Company’s contribution to the employee 401(k) retirement plan and $185 related to other non-cash compensation upon the gifting of certain company products.

(8)      Mr. Megibow resigned as Chief Executive Officer on December 13, 2021.

(9)      Mr. Nussbaum was appointed as the Interim Chief Financial Officer on August 18, 2021. Pursuant to terms of his consultant agreement, he is paid $50,000 per month for his services which is included as “Other Compensation.”

(10)    Mr. Phillips served as the Interim Chief Financial Officer from March 16, 2019 through September 30, 2019 and joined the Company as a full-time employee and Chief Financial Officer on October 1, 2019. Mr. Phillips resigned as Chief Financial Officer on August 31, 2021.

(11)    Mr. Legg joined the Company as Chief Operating Officer on January 21, 2019.

(12)    Ms. Varni joined the Company as Chief Marketing Officer on May 24, 2021.

Grants of Plan-Based Awards

The following table provides information on awards in fiscal 2021 to each of the Company’s NEOs. There can be no assurance that the Grant Date Fair Value of the Stock Awards, as listed in this table, will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” column of the above Summary Compensation Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(10)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert T. DeMartini	12/15/2021	(1)	—	—	—	—	—	—	47,616	—	—	445,210
Joseph B. Megibow	05/07/2021	(2)	220,500	339,231	508,846	—	—	—	—	—	—	—
	10/01/2021	(3)	—	—	—	—	—	—	—	179,340	22.57	1,397,059
Bennett L. Nussbaum	08/19/2021	(4)				—	—	—	—	20,000	26.00	430
	12/13/2021	(5)	—	—	—	—	—	—	—	20,000	12.60	18,329
Craig L. Phillips	—		—	—	—	—	—	—	—	—	—	—
Casey K. McGarvey	05/07/2021	(6)	122,188	187,981	281,972	—	—	—	—	—	—	—
	08/11/2021	(7)	—	—	—	—	—	—	3,056	—	—	84,315
	08/11/2021	(8)	—	—	—	1,419	5,675	5,675	—	—	—	104,016
John A. Legg	05/07/2021	(6)	122,188	187,981	281,972	—	—	—	—	—	—	—
	08/11/2021	(7)	—	—	—	—	—	—	3,056	—	—	84,315
	08/11/2021	(8)	—	—	—	1,419	5,675	5,675	—	—	—	104,016
Patrice A. Varni	05/24/2021	(6)	77,500	119,231	178,847	—	—	—	—	—	—	—
	05/28/2021	(9)	—	—	—	—	—	—	12,865	—	—	366,910

____________

(1)      RSU award granted on December 15, 2021 that vests in six equal monthly installments over a six-month period beginning on February 3, 2022.

(2)      This amount represents a short-term cash incentive granted pursuant to Mr. Megibow’s employment agreement.

(3)      Stock option award granted on October 1, 2021 with one-fourth of the shares vesting on October 1, 2022, and 1/48 of the remaining shares vesting on the first day of each month thereafter. This award was subsequently forfeited on December 13, 2021 upon Mr. Megibow’s resignation.

(4)      SARS award granted on December 13, 2021 that stipulates if Mr. Nussbaum remains in service with the Company until August 19, 2022 and the volume weighted average price per share of our Class A Stock during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $26.00 per share, the Company will pay Mr. Nussbaum a cash payment equal to the amount per share in excess of $26.00 per share, but in no event greater than $36.00 per share, multiplied by a factor of 20,000. Award shall be settled in cash.

(5)      SARS award granted on December 13, 2021 with vesting on August 19, 2022 if Mr. Nussbaum remains in continuous service until that date. Award shall be settled in cash.

(6)      Pursuant to terms of STIP. See Short-term (Cash) Incentive Compensation Plan on page 30.

(7)      RSU award granted on August 11, 2021 with one-third of the shares vesting on March 15, 2022, one-third on March 15, 2023 and one-third on March 15, 2024.

(8)      PSU award granted on August 11, 2021 with vesting contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in 25% increments that range from 0% to 100%.

(9)      RSU award granted on May 28, 2021 pursuant to Ms. Varni’s offer letter, with one-fourth of the shares vesting on May 28, 2022, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

(10)    The grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the RSUs or stock options awarded in fiscal 2021. RSUs include shares that vest with the passage of time and shares that vest upon achievement of a performance condition. The estimated fair value of the RSUs with a performance condition were measured on the grant date and incorporated the probability of vesting occurring. A discussion of the relevant assumptions made in the valuation of these awards can be found in Note 16, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 1, 2022.

Outstanding Equity Awards at Fiscal 2021 Year End

The following table describes outstanding equity awards held by the Company’s NEOs as of December 31, 2021.

	Option Awards									Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Robert T. DeMartini	—		—		—		—	—		47,616	(1)	631,864	(2)	—		—

Joseph B. Megibow	425,932	(3)	—		—		5.95	11/30/2022	(4)	—		—		—		—
	97,142	(3)	—		—		8.55	11/30/2022	(4)	—		—		—		—
	15,005	(3)	—		—		13.12	11/30/2022	(4)	—		—		—		—
	52,307	(3)	—		—		21.70	11/30/2022	(4)	—		—		—		—

Bennett L. Nussbaum	—		—		20,000	(5)	26.00	08/19/2022		—		—		—		—
	—		—		20,000	(6)	12.60	08/19/2022		—		—		—		—

Craig L. Phillips	—		—		—		—	—		—		—		—		—

Casey K. McGarvey	38,525	(7)	17,512	(7)	—		6.51	05/22/2024		—		—		—		—
	6,902	(8)	8,875	(8)	—		13.12	05/18/2025		—		—		—		—
	—		—		—		—	—		3,056	(9)	40,553	(2)	—		—
	—		—		—		—	—		—		—		5,675	(10)	75,307	(2)

John A. Legg	137,083	(11)	72,917	(11)	—		5.75	02/20/2024		—		—		—		—
	7,002	(8)	9,004	(8)	—		13.12	05/18/2025		—		—		—		—
	—		—		—		—	—		3,056	(9)	40,553	(2)	—		—
	—		—		—		—	—		—		—		5,675	(10)	75,307	(2)

Patrice A. Varni	—		—		—		—	—		12,865	(12)	170,719	(2)	—		—

____________

(1)      RSU award granted on December 15, 2021 that vests in six equal monthly installments over a six-month period beginning on February 3, 2022.

(2)      Calculated as unvested stock awards multiplied by $13.27, the closing market price of our Class A Stock on December 31, 2021.

(3)      Options vested as of Mr. Megibow’s resignation on December 13, 2021.

(4)      The post-termination exercise period for these vested stock options was extended to November 30, 2022 in accordance with Mr. Megibow’s separation agreement upon his resignation on December 13, 2021.

(5)      SARS award granted on December 13, 2021 that stipulates if Mr. Nussbaum remains in service with the Company until August 19, 2022 and the Volume Weighted Average Price per share of our Class A Stock during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $26.00 per share, the Company will pay Nussbaum a cash payment equal to the amount per share in excess of $26.00 per share, but in no event greater than $36.00 per share, multiplied by a factor of 20,000. Award shall be settled in cash.

(6)      SARS award granted on December 13, 2021 with vesting on August 19, 2022 if Mr. Nussbaum remains in continuous service until that date. Award shall be settled in cash.

(7)      Grant date of May 23, 2019 with one-fourth of the shares vesting on March 15, 2020, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

(8)      Grant date of May 18, 2020 with one-fourth of the shares vesting on March 15, 2021, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

(9)      RSU award granted on August 11, 2021 with one-third of the shares vesting on March 15, 2022, one-third on March 15, 2023 and one-third on March 15, 2024.

(10)    PSU award granted on August 11, 2021 with vesting contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in 25% increments that range from 0% to 100%.

(11)    Grant date of February 20, 2019 with one-fourth of the shares vesting on February 20, 2020, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

(12)    RSU award granted on May 28, 2021 pursuant to Ms. Varni’s offer letter, with one-fourth of the shares vesting on May 28, 2022, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards for each of the Company’s NEOs during the fiscal year ended December 31, 2021.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joseph B. Megibow	—	—		50,000	(2)	1,051,000	(3)
Craig L. Phillips	102,832	1,438,703	(1)	—		—

____________

(1)      Value realized on exercise represents the difference between the fair market value of our Class A Stock on the date of exercise and the exercise price of the stock options exercised.

(2)      Represents the number of restricted stock award shares that vested on September 30, 2021 upon attainment of certain vesting conditions including a market vesting condition.

(3)      Value realized on vesting is based on the fair market value of our Class A Stock on the date of vesting.

Pay Ratio Disclosure

The following provides information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

For fiscal year 2021, we determined that the total compensation of our median employee was $30,105, compared to our CEO’s annualized total compensation of $2,982,635. Based on this information, the 2021 ratio of the annual total compensation of our CEO to our median employee’s annual total compensation was estimated to be 99 to 1.

Because Mr. Megibow resigned as CEO on December 13, 2021, we annualized his total compensation of $2,967,250 described in the Summary Compensation Table above, to arrive at the annualized total compensation of $2,982,625 used for the ratio of the annual total compensation for our CEO to the annual total compensation of our median employee.

The annualization of Mr. Megibow’s total compensation is shown in the following table:

Pay Components	Actual Amounts	For CEO Pay Ratio: Annualized plus One-Time Amounts	Rational
Salary	$484,615	$500,000	Annualized base salary
Bonus	—	—	No bonus earned in 2021
Stock Awards	—	—	No stock awards granted in 2021
Option Awards	1,878,252	1,878,252	One-time awards not annualized
Non-Equity Incentive Plan Compensation	—	—	No incentive earned in 2021
All Other Compensation	604,383	604,383	One-time items not annualized
Total	$2,967,250	$2,982,635

In determining the median employee, we chose the payroll from December 3, 2021 to identify the population of employees. This was the last payroll before our former CEO, Joe Megibow, resigned from the Company. Our median employee was selected from the relevant employee population using W-2 wages, which was consistently applied across our employee population (excluding our former CEO). In determining our median employee, we did not use any of the exemptions permitted under SEC rules. Similarly, we did not rely on any material assumptions, adjustments (e.g. cost-of-living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation of our median employee or former CEO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to us regarding the beneficial ownership of shares of Common Stock of the Company as of March 21, 2022, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Stock or Class B Stock;

•        each of our current named executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Class A Stock		Class B Stock
5% Stockholders, Directors, Executive Officers	Shares of Class A Stock Beneficially Owned	Percentage of Outstanding Class A Stock Beneficially Owned	Shares of Class B Stock Beneficially Owned	Percentage of Outstanding Class B Stock Beneficially Owned
Coliseum Investors(2)	23,277,798	34.9%	—	—
FMR, LLC(3)	7,930,285	11.9%	—	—
Schwartz Investment Counsel, Inc.(4)	3,396,030	5.1%	—	—
Wasatch Advisors, Inc.(5)	6,950,771	10.5%	—	—
BlackRock, Inc.(6)	3,562,663	5.4%	—	—
Janus Henderson Group plc(7)	4,415,250	6.6%	—	—
Joseph B. Megibow(8)	693,886	*	—	—
Craig L. Phillips(9)	3,000	*	—	—
Robert T. DeMartini(10)	23,808	*	—	—
Bennett L. Nussbaum	—	*	—	—
John A. Legg(11)	215,792	*	—	—
Casey K. McGarvey(12)	101,626	*	95,000	21.2%
Patrice A. Varni(13)	3,216	*	—	—
Pano T. Anthos(14)	26,274	*	—	—
Gary T. DiCamillo(15)	129,776	*	—	—
Adam L. Gray(2)	23,277,798	34.9%	—	—
Claudia Hollingsworth(16)	23,886	*	—	—
Gary A. Kiedaisch(17)	78,443	*	—	—
Paul J. Zepf(18)	72,831	*	—	—
Dawn M. Zier(19)	24,442	*	—	—
All directors and executive officers(20) (16 individuals)	23,377,114	35.1%	95,000	21.2%

____________

*        Less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043.

(2)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Coliseum Investors is based solely on a Schedule 13D/A filed by CCM on March 8, 2022. On March 29, 2022, Coliseum Investors filed a Form 4 indicating that it had purchased 7,000,000 additional shares of Class A Stock on March 29, 2022. According to the Schedule 13D/A, CCM and related entities beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	23,277,798	23,277,798	23,277,798
Coliseum Capital, LLC	18,448,339	18,448,339	18,448,339
Coliseum Capital Partners, L.P.	15,890,856	15,890,856	15,890,856
Coliseum Capital Co-Invest III, L.P.	2,557,483	2,557,483	2,557,483
Adam Gray	23,277,798	23,277,798	23,277,798
Christopher Shackelton	23,277,798	23,277,798	23,277,798

The business address of CCM and related persons and entities is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC is based solely on a Schedule 13G/A filed by FMR LLC on February 9, 2022. According to the Schedule 13G/A, FMR LLC and related entities beneficially own shares of Class A Stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
FMR LLC	2,914,982	—	7,930,285	—	7,930,285
Abigail P. Johnson	—	—	7,930,285	—	7,930,285

The business address of each entity is 245 Summer Street, Boston, Massachusetts 02210.

(4)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Schwartz Investment Counsel, Inc. and Schwartz Investment Trust is based solely on a Schedule 13G/A filed by Schwartz Investment Counsel, Inc. and Schwartz Investment Trust on January 12, 2022. According to the Schedule 13G, Schwartz Investment Counsel, Inc. and Schwartz Investment Trust beneficially own shares of Class A Stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Schwartz Investment Counsel, Inc.	3,379,030	—	3,379,030	—	3,379,030
Schwartz Investment Trust	17,000	—	17,000	—	17,000

The business address of each entity is 801 W. Ann Arbor Trail, Suite 244, Plymouth, MI 48470.

(5)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Wasatch Advisors, Inc. is based solely on a Schedule 13G filed by Wasatch Advisors, Inc. on February 10, 2022. According to the Schedule 13G, Wasatch Advisors, Inc. beneficially holds sole voting and dispositive power with respect to 6,950,771 shares of Class A Stock. The business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(6)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by BlackRock, Inc. is based solely on a Schedule 13G filed by BlackRock, Inc. on February 4, 2022. According to the Schedule 13G, BlackRock, Inc. beneficially holds sole voting and dispositive power with respect to 3,562,663 shares of Class A Stock. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Janus Henderson Group plc and Janus Henderson Triton Fund is based solely on a Schedule 13G Janus Henderson Group plc and Janus Henderson Triton Fund on February 11, 2022. According to the Schedule 13G, Janus Henderson Group plc and Janus Henderson Triton Fund beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Janus Henderson Group plc	4,415,250	4,415,250	4,415,250
Janus Henderson Triton Fund	3,901,774	3,901,774	3,901,774

(8)      Consists of (i) 103,500 shares of Class A Stock as confirmed by Mr. Megibow to the Company on March 7, 2022, and (ii) 590,386 shares of Class A Stock issuable upon the exercise of stock options that are exercisable within 60 days. Mr. Megibow resigned from his position as Chief Executive Officer and as a director effective December 13, 2021.

(9)      Consists of 3,000 shares of Class A Stock as confirmed by Mr. Phillips to the Company on March 7, 2022. Mr. Phillips’ employment as Chief Financial Officer was terminated August 18, 2021.

(10)    Consists of (i) 15,872 shares of Class A Stock and (ii) 7,936 Restricted Stock Units that are scheduled to vest and convert into Class A Stock within 60 days.

(11)    Consists of (i) 2,980 shares of Class A Stock, (ii) 211,794 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iii) 1,018 shares of Class A Stock issuable upon the vesting of Restricted Stock Units within 60 days.

(12)    Consists of (i) 47,700 shares of Class A Stock, (ii) 95,000 shares of Class B Stock, (iii) 52,908 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iv) 1,018 shares of Class A Stock issuable upon the vesting of Restricted Stock Units within 60 days.

(13)    Consists of 3,216 shares of Class A Stock issuable upon the vesting of Restricted Stock Units within 60 days.

(14)    Consists of 26,274 shares of Class A Stock.

(15)    Consists of (i) 83,085 shares of Class A Stock, and (ii) warrants to purchase 46,691 shares of Class A Stock.

(16)    Consists of 23,886 shares of Class A Stock held by i2CEO, LLC. Ms. Hollingsworth has voting and dispositive control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(17)    Consists of 78,443 shares of Class A Stock.

(18)    Consists of 72,831 shares of Class A Stock.

(19)    Consists of 24,442 shares of Class A Stock.

(20)    Includes two additional executive officers not required to be listed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Coliseum Capital Management LLC

Immediately following the Business Combination, Adam Gray was appointed to the Company’s Board. Mr. Gray is a manager of Coliseum Capital, LLC, which is the general partner of Coliseum Capital Partners, L.P. (“CCP”) and Coliseum Co-Invest Debt Fund, L.P. (“CDF”), and he is also a managing partner of CCM, which is the investment manager of Blackwell. Mr. Gray has voting and dispositive control over securities held by CCP, CDF and Blackwell.

In May 2021, CCP, CDF, Blackwell, and Coliseum Capital Co-Invest III, L.P. (collectively, the “Coliseum Entities”) completed an underwritten secondary public offering of shares of the Company’s Class A Stock. Under the terms of the registration rights agreement between the Company and the Coliseum Entities dated February 2, 2018, pursuant to which the resale of the shares of Class A Stock was registered, the Company was obligated to pay the underwriting discounts and commissions incurred by the Coliseum Entities in connection with the sale. On May 21, 2021, the Company paid approximately $7.7 million in underwriting discounts and commissions relating to the sale by the Coliseum Entities.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director; and

•        whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF BDO USA, LLP

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee is also involved in the selection of the lead audit engagement partner whenever a rotational change is required, normally every five years.

BDO USA, LLP served as our independent registered public accounting firm for the 2021 fiscal year. The Audit Committee has selected BDO USA, LLP to serve in this capacity for the 2022 fiscal year. The Audit Committee believes that the continued retention of BDO USA, LLP as our independent registered public accounting firm for 2022 is in the best interests of our company and our stockholders. BDO USA, LLP audited the financial statements of Purple LLC beginning with the year ended December 31, 2015 through the year ended December 31, 2021.

As a matter of good corporate governance, we are asking stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2022. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The following table presents fees for professional services rendered by our principal accountants over the last two fiscal years for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q and 10-K, and fees billed for other services. BDO USA, LLP was our principal accountant as of December 31, 2021.

(in thousands)	2021	2020
Audit fees(1)	$1,763	$1,798
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,763	$1,798

____________

(1)      Audit Fees consist of fees for the audit of the Company’s annual financial statements for 2021 and 2020 and services in connection with registration statements filed in 2021 and 2020. Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q and for consent or comfort letter procedures performed in conjunction with registration statements or completing financial transactions during the respective fiscal years.

Pre-approval Policies

Our policy has been for the Audit Committee to pre-approve all audit, audit-related and non-audit services performed by our independent auditors and to subsequently review the actual fees and expenses paid to our independent auditors. Accordingly, the Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to BDO USA, LLP. The Audit Committee has determined that the fees paid to BDO USA, LLP for services are compatible with maintaining BDO USA, LLP’s independence as our auditors.

Attendance at Annual Meeting

Representatives from BDO USA, LLP are expected to be present virtually at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022, will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022.

Unless marked otherwise, proxies received will be voted “FOR” the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our December 31, 2021 and 2020 audited financial statements, as included in our Annual Report on Form 10-K filed on March 1, 2022, with our management and has discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence from us. The Audit Committee has concluded that BDO USA, LLP is independent from the Company and our management.

Based on its review, the Audit Committee recommended to the Board that the audited financial statements for our fiscal years ended December 31, 2021 and 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Gary DiCamillo, Chair

Pano Anthos

Claudia Hollingsworth

Gary Kiedaisch

ANNUAL REPORT

On March 1, 2022, we filed our annual report on Form 10-K for the year ended December 31, 2021. On March 16, 2022, we filed Amendment No. 1 to Form 10-K for the year ended December 31, 2021. A copy of the annual report on Form 10-K, as amended, has been made available with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We have identified the following reports required to be filed by insiders under Section 16(a) of the Exchange Act that were not filed in a timely manner: one late report by Gary DiCamillo relating to one transaction; one late report by Pano Anthos relating to three transactions; one late report by each of Casey McGarvey, John Legg, Verdi Ray White III, and Paul Zepf each relating to two transactions, respectively; and two late reports by Bennett Nussbaum relating to one transaction.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2023 annual meeting of stockholders. In accordance with Rule 14a-8(b)(2), stockholder proposals, along with proof of ownership, must be received by us not later than December 8, 2022, which is 120 calendar days prior to the anniversary date of when the proxy statement was released to stockholders in connection with the Annual Meeting, or a reasonable time before the registrant begins to print and mail its proxy materials if the date of the annual meeting changes by more than 30 days from the date of the previous year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. To be timely for the 2023 annual meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by us between January 17, 2023 and February 16, 2023. However, in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper form, a stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Stockholder proposals must be in writing and should be addressed to c/o Purple Innovation, Inc., Attention: Corporate Secretary, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The chairperson of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the stockholders at this year’s Annual Meeting.

HOUSEHOLDING

We may deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. To take advantage of this opportunity, the company and banks and brokerage firms that hold your shares may deliver only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The company will deliver promptly, upon written or oral request, a Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials was delivered. A stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Purple Innovation, Inc., 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043or by calling (801) 756-2600 ext. 116. Stockholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the company’s shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the proxy holders intend to vote the shares they represent as the Board may recommend.

WHERE YOU CAN FIND MORE INFORMATION

This report is available free of charge on our internet website, www.purple.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Proxy Statement.

PURPLE INNOVATION, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2022, 10:00 A.M. MOUNTAIN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Bennett Nussbaum and Casey K. McGarvey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of PURPLE INNOVATION, INC. held of record by the undersigned at the close of business on MARCH 21, 2022 at the Annual Meeting of Stockholders of PURPLE INNOVATION, INC. to be held on MAY 17, 2022 at 10:00 a.m., Mountain Time. This year’s meeting will be conducted exclusively via a live audio webcast. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 13, 2022 at 5:00 p.m. Eastern Time. Once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Annual Meeting and will permit you to submit questions. The meeting webcast will begin promptly at 10:00 a.m. MDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3, IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors FOR AGAINST ABSTAIN 01. Pano Anthos □ □ □ 02. Robert DeMartini □ □ □ 03. Gary DiCamillo □ □ □ 04. Adam Gray □ □ □ 05. Claudia Hollingsworth □ □ □ 06. Paul Zepf □ □ □ 07. Dawn Zier □ □ □ 2. Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in our Proxy Statement. □ For □ Against □ Abstain 3. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2022. □ For □ Against □ Abstain The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials prior to signing this proxy. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 LISTED ABOVE. Please check this box if you plan to attend the Annual Meeting via the live video webcast. DATE: , 2022 Signature Signature Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person. Please Date, Sign and Return TODAY in the Enclosed Envelope. No Postage Required if Mailed in the United States..

Do not discard. This is your Proxy Card for voting. See reverse side. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 17, 2022 The proxy statement and Form 10-K as amended are available at http://www.pstvote.com/purple2022 Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to www.pstvote.com/purple2022 Enter your control number (12 digit number located below) Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Daylight Time, on May 16, 2022. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.